                                                                    EXHIBIT 10.9

                              SUBLEASE AGREEMENT
                              ------------------

     THIS SUBLEASE AGREEMENT (this "Sublease") is entered into as of the ____ day of August, 1999, by and between IMS HEALTH INCORPORATED, a Delaware corporation, successor by merger to IMS AMERICA, LTD. ("Sublessor"), and MULTILINK TECHNOLOGY CORPORATION, a California corporation ("Sublessee").

                           W I T N E S S E T H:

     WHEREAS, Sublessor has heretofore entered into that certain Office Lease Agreement with Townsend Property Trust Limited Partnership, d/b/a TPT Limited Partnership (the "Landlord") dated February 21, 1997, (the "Master Lease"), a true and correct copy of which (except for certain economic terms which have been blacked out) is attached hereto as Exhibit B, whereby Sublessor agreed to lease from the Landlord certain premises comprised of approximately 12,663 rentable square feet located on the second floor in the building known as 300 Atrium Drive, Franklin Township, New Jersey; and

     WHEREAS, Sublessee desires to sublease from Sublessor the entire premises leased by Sublessor from Landlord under the Master Lease.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

     All capitalized terms not otherwise defined in this Sublease shall have the meanings ascribed thereto in the Master Lease.

                                   ARTICLE 2
                                   ---------
                      DEMISE, DESCRIPTION, USE, AND TERM
                      ----------------------------------

     Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the entire premises leased by Sublessor from Landlord under the Master Lease comprised of approximately 12,663 rentable square feet, as more fully described in the Master Lease (the "Subleased Premises"), to be used only for the purposes expressly permitted under the Master Lease and for no other purpose, for the term (the "Sublease Term") commencing on the day immediately following the date Sublessor notifies Sublessee that Landlord has consented to this Sublease (the "Commencement Date") and ending at midnight on April 27, 2007 (the "Sublease Expiration Date"). Sublessor also leases to Sublessee and Sublessee hereby subleases from

Sublessor the furniture currently used by Sublessor in the Subleased Premises and more particularly described on Exhibit A attached hereto and incorporated herein by reference (the "Leased Furniture"). The Leased Furniture will be in the same condition as existed on June 10, 1999, reasonable wear and tear excepted.

                                   ARTICLE 3
                                   ---------
                           RENT AND SECURITY DEPOSIT
                           -------------------------

     3.1  Base Rent. Sublessee shall pay to Sublessor with respect to both the
          ---------
Subleased Premises and the Leased Furniture the following as base rent (the "Base Rent"):

          (a) for the period from the Commencement Date through and including June 30, 2000, monthly installments of $22,001.96 each;

          (b) for the period from July 1, 2000 through and including June 30, 2004, an aggregate annual amount of $264,023.55, payable in equal monthly installments of $22,001.96 each; and

          (c) for the period from July 1, 2004 through and including April 27, 2007, an aggregate annual amount of $305,178.30 payable in equal monthly installments of $25,431.53 each.

The component of the annual Base Rent attributable to the Leased Furniture is $12,663.00 (or $1,055.25 as to each monthly installment). All such sums are due and payable in advance on the first day of each and every calendar month during such term, or in the case of the first month on the Commencement Date, at the main office of Sublessor at 660 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462, Attention: James J. O'Brien, or at such other place as Sublessor may designate from time to time in writing. All payments shall be without set off or deduction. Base Rent payable with respect to partial months shall be prorated based on the number of days within such month falling within the Sublease Term.

     3.2  Operating Expenses and Real Estate Taxes. Sublessee shall be liable
          ----------------------------------------
during the Sublease Term to pay to Sublessor as additional rent hereunder Sublessor's Pro Rata Share of Operating Expenses and Taxes under the Master Lease in accordance with the terms of the Master Lease, except as follows:

          (a) for purposes of this Sublease, the "Base Year" shall be 1999 rather than 1997;

          (b) for purposes of this Sublease, the "Base Tax Year" shall be 1999 rather than 1997:

          (c) Sublessee shall pay to Sublessor Sublessor's Pro Rata Share (as set forth in the Master Lease) of increased Operating Expenses and Tax Escalations (subject to the modified Base Year and Base Tax Year set forth herein) based on Sublessor's reasonable estimates of such amounts (which will be calculated based on Landlord's estimates under Section 3(c) of the Master Lease). Sublessor will provide Sublessee with a copy of Landlord's statement and Sublessor's calculations of Sublessee's Pro Rata Share Operating Expense increase and Tax Escalation charges following Sublessor's receipt of Landlord's Statement. Any adjustments required as a result of such annual statement shall be made in accordance with the terms of the Master Lease.

     3.3  Electric Charges. Sublessee shall pay amounts required to be paid by
          ----------------
Sublessor under the Master Lease for Tenant Electric usage, provided, however, such costs shall be prorated to the extent the commencement or expiration of the Sublease Term falls on a date other than the first and last day of the applicable billing period for Tenant Electric under the Master Lease.

     3.4  Security Deposit. Within five (5) days following Landlord's approval
          ----------------
of this Sublease, but in any event prior to the date Sublessee takes possession of the Subleased Premises, Sublessee shall deposit with Sublessor the sum of $198,017.64 in cash (the "Security Deposit"), as security for the performance by Sublessee of its obligations under this Sublease. Such Security Deposit as held by Sublessor shall be deemed to constitute "cash collateral" within the meaning of applicable Federal and State bankruptcy and insolvency laws and regulations. In the event Sublessee defaults under this Sublease, and such default continues beyond the notice and cure period available therefor, if any, Sublessor, in addition to its right to recoup possession and control of the Subleased Premises, shall have the right to take and collect the Security Deposit as liquidated damages for Sublessee's breach in accordance with Article
12. Provided that Landlord determines on advice of counsel that the enforceability of the liquidated damages provisions of this Sublease will not be adversely impacted thereby, Sublessor agrees to apply a portion of the Security Deposit from time to time to cure Sublessee's defaults hereunder which are curable by the payment of an amount less than $5,000 for an individual default and $50,000 for all defaults in the aggregate; provided however, that Sublessor shall have no obligation to apply such funds if Sublessee fails to approve in writing such application upon written request therefor by Sublessor (but Sublessor shall have no obligation to request such approval) and provided further that within five (5) business days of Sublessee's learning of Sublessor's application of a portion of the Security Deposit to cure a default by Sublessee, Sublessee shall forward to Sublessor such amounts as are necessary to restore the Security Deposit to its full amount of $198,017.64 and failure to do so will constitute an event of default under this Sublease without any further notice, demand or opportunity to cure. The Security Deposit need not be segregated by Sublessor from other funds of Sublessor and Sublessee shall not be entitled to any interest thereon. In no event shall the Security Deposit constitute or be deemed to constitute rent payment or rent prepayment, and, if applied by Sublessor as contemplated hereunder, will not constitute or be deemed to constitute a cure of Sublessee's default. Notwithstanding the foregoing, Sublessor agrees to apply the Security Deposit as follows:

          (a) Provided Sublessee has made twelve (12) consecutive monthly payments of Base Rent and all additional rent required hereunder within the cure periods allowed therefor hereunder and there then exists no default hereunder or an event or circumstance which, with the giving of notice or passage of time or both would constitute a default hereunder (a "Potential Default"), Sublessor agrees to apply a portion of the Security Deposit sufficient to pay Sublessor's Base Rent due hereunder for the month immediately succeeding such twelve consecutive month period;

          (b) Provided Sublessee has satisfied subsection (a) above and thereafter has timely made the next four (4) consecutive monthly payments of Base Rent and all additional rent required hereunder within the cure periods allowed therefor hereunder and there then exists no default or Potential Default hereunder, Sublessor agrees to apply a portion of the Security Deposit sufficient to pay Sublessor's Base Rent due hereunder for the month immediately succeeding such four (4) consecutive month period;

          (c) Provided Sublessee has satisfied subsections (a) and (b) above and thereafter has timely made the next four (4) consecutive monthly payments of Base Rent and all additional rent required hereunder within the cure periods allowed therefor hereunder and there then exists no default or Potential Default hereunder, Sublessor agrees to apply a portion of the Security Deposit sufficient to pay Sublessor's Base Rent due hereunder for the month immediately succeeding such four (4) consecutive month period;

          (d) Provided Sublessee has satisfied subsections (a), (b) and (c) above and thereafter has timely made the next four (4) consecutive monthly payments of Base Rent and all additional rent required hereunder within the cure periods allowed therefor hereunder, there then exists no default or a Potential Default hereunder, Sublessee has executed its planned initial public offering, and Sublessee delivers to Sublessor current financial statements audited by an independent certified public accountant verifying that Sublessee maintains as of the date of such financial statements a "Current Ratio" (as that term is defined according to generally accepted accounting principles) of 2.0 to 1, Sublessor agrees to apply a portion of the Security Deposit sufficient to pay Sublessor's Base Rent due hereunder for the three (3) months immediately succeeding such four (4) consecutive month period;

          (e)  Provided Sublessee has satisfied subsections (a), (b), (c) and
     (d) above and has achieved a credit rating of B+ or higher with Moody's Investor Service or Standard & Poor's Rating Services, Sublessor agrees to apply the balance of the Security Deposit against Sublessee's Base Rent next becoming due hereunder until the Security Deposit shall have been completely exhausted;

          (f) Any obligation of Sublessor to apply the Security Deposit as contemplated under subsections (a)-(e) above shall be limited to the extent of the unapplied balance of the Security Deposit at the time of such contemplated application; and

          (g) Sublessee shall return the remaining unapplied balance of the Security Deposit, if any, within thirty (30) days following the Sublease Expiration Date so long as no default or Potential Default exists as of the Sublease Expiration Date and Sublessee returns the Subleased Premises to Sublessor on the Sublease Expiration Date in the condition and otherwise as required hereunder.

          (h) In the event (i) Sublessor defaults under the Master Lease, (ii) such default under the Master Lease is unrelated to any default by Sublessee under this Sublease, and (iii) the Master Lease is terminated by Landlord as a result of such default by Sublessor, Sublessor shall return to Sublessee promptly any unapplied balance of the Security Deposit.

                                   ARTICLE 4
                                  ----------
                               THE MASTER LEASE
                               ----------------

     4.1  Subordinate to Master Lease. This Sublease is and shall be at all
          ---------------------------
times subject and subordinate to the Master Lease, a true and correct copy of which (except for certain economic terms which have been blacked out) is attached hereto as Exhibit B. All of the terms and provisions of the Master Lease are incorporated by reference as if fully restated herein, and Sublessee shall be entitled to all of the benefits (including without limitation any parking privileges), and subject to all of the conditions and obligations, of Sublessor as tenant under the Master Lease, except as otherwise expressly provided to the contrary herein.

     4.2  Conflicts with Master Lease. The terms, conditions and respective
          ---------------------------
obligations of Sublessor and Sublessee with respect to each other under this Sublease shall be the terms and conditions of the Master Lease (including, without limitation, the insurance and indemnity provisions of the Master Lease) except for those provisions of the Master Lease which are directly contradicted by this Sublease (i.e., base rent terms, delivery of the Premises, etc.), in which event the terms of this Sublease shall control over the Master Lease. Further, the terms and conditions of this Sublease shall not include and
                                                         ---
Sublessee shall have no rights or obligations, as applicable, with respect to the renewal option under Section 1(g) of the Master Lease.

Subject to the foregoing, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" or "Lessor" is used, it shall be deemed to mean Sublessor, and wherever in the Master Lease the word "Tenant" or "Lessee" is used, it shall be deemed to mean Sublessee. Notwithstanding the foregoing, Sublessee acknowledges and agrees that Sublessor shall not be deemed a guarantor of the performance by Landlord of Landlord's obligations under the Master Lease, and Sublessee agrees to look solely to Landlord for the performance of Landlord's obligations and Sublessor's sole obligation with respect thereto shall be to request Landlord to perform its obligations under the Master Lease; provided however, upon written request by Sublessee and as long as Sublessee advances to Sublessor in cash such amounts reasonably deemed by Sublessor from time to time to be necessary to cover the anticipated costs of causing Landlord to perform its obligations under the Master Lease, Sublessor agrees to use commercially reasonable efforts (short of litigation) to cause Landlord to perform its obligations under the Master Lease. Sublessee agrees to indemnify and hold Sublessor harmless for all costs, damages and claims suffered by Sublessor in carrying out Sublessee's request to cause Landlord to comply with the terms of the Master Lease, including without limitation, Sublessor's reasonable attorneys' fees. In no event shall Sublessor be obligated to institute any litigation or accrue any expense (other than de minimus expense)
                                                           -- -------
above amounts covered by Sublessee's cash advances in seeking performance by Landlord of its obligations under the Master Lease. It is likewise agreed that Sublessor shall have no liability to Sublessee for any default or other act of Landlord under the Master Lease and that Sublessor shall not be obligated to provide any services to Sublessee or otherwise perform any obligations in connection with this Sublease except as specifically set forth herein.

     4.3  Assumption of Obligations. During the term of this Sublease, Sublessee
          -------------------------
does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Landlord, the obligations of Sublessor under the Master Lease including, without limitation, the maintenance of the Subleased Premises, the maintenance of insurance coverages, and compliance with all affirmative and negative covenants. Notwithstanding the foregoing, the obligation to pay rent to the Landlord shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Article 3 of this Sublease.

     4.4  Termination of Master Lease. If the Master Lease terminates through
          ---------------------------
any event that is not caused by a default of Sublessee or Sublessor under this Sublease, this Sublease shall terminate and the parties hereto shall be relieved of any further liability or obligation under this Sublease, except that any prepaid portion of Base Rent not yet earned by Sublessor and the Security Deposit, to the extent not heretofore applied by Sublessor to Sublessee's obligations under this Sublease, shall be promptly returned to Sublessee. If the Master Lease terminates, in no event shall Sublessor be required to act beyond its obligations as tenant in the Master Lease.

     4.5  Sublessor's Representations. Sublessor represents, warrants and
          ---------------------------
covenants as follows:

          (a) Provided that Sublessee pays all Base Rent, additional rent and other charges required under this Sublease within any applicable cure period, Sublessor shall take such action and perform such acts as are necessary to keep the Master Lease in full force and effect except with respect to those obligations under the Master Lease which Sublessee has agreed to perform hereunder. If Sublessor shall fail to perform any obligations under the Master Lease (other than those Sublessee has agreed to perform hereunder), Sublessee, in addition to all other available rights and remedies, shall have the right to perform such obligations on behalf of Sublessor, including without limitation the payment of Base Rent and Additional Rent due hereunder directly to Landlord rather than to Sublandlord hereunder, and such action by Sublessee shall not constitute a default under this Sublease.

          (b) The Master Lease attached hereto as Exhibit B is a true and correct copy thereof (except for certain economic terms which have been blacked out), has not been modified except as set forth in Exhibit B, and is in full force and effect.

          (c) To Sublessor's actual knowledge there currently exists no uncured default under the Master Lease on the part of either Landlord or Sublessor.

          (d) Sublessor shall not modify the Master Lease in a manner which would adversely affect Sublessee's rights under this Sublease without first obtaining Sublessee's written consent.

                                   ARTICLE 5
                                   ---------
                          INSURANCE AND RISK OF LOSS
                          --------------------------

     5.1  Insurance Requirements. (a) All personal property belonging to
          ----------------------
Sublessee or to any other person, located in or about the Subleased Premises or the surrounding building and premises, shall be at the sole risk of Sublessee or such other person, and neither Sublessor nor its agents shall be liable for the theft or misappropriation thereof, or for any damage or injury thereto, or for any damage or injury to Sublessee or other persons or to any of their respective property caused by fire, water, snow, frost, steam, heat, cold, dampness, falling plaster, sewers or sewage, gas, odors, noise, the bursting or leaking of pipes, plumbing, electrical wiring or equipment or fixtures of any kind, or of any other extended coverage perils, or by any act or neglect of any other tenant or occupant of the building, or of any other person or caused in any manner whatsoever.

          (b) Sublessee will protect, indemnify and save harmless the Landlord and Sublessor from all losses, costs or damages sustained by reason of any act or other occurrence causing injury or harm to any person or property whatsoever, resulting directly or indirectly from the Sublessee's use of the Premises or any part thereof.

     5.2  Casualty. If the Premises or the building in which it is situated
          --------
become untenantable due to fire, flood or other casualty, and if the Landlord terminates the Master Lease, then this Sublease shall terminate. If the Landlord does not terminate the Lease, but undertakes to repair, restore or rehabilitate the building or the Premises, this Sublease shall continue in full force and effect and the rent payable hereunder during the restoration period shall not be abated unless Sublessor's rent under the Master Lease is abated. If Sublessor's rent under the Master Lease is so abated, Sublessee's rent under this Sublease Agreement shall be abated during the restoration period by an amount equal to the Base Rent otherwise required to be paid under this Sublease times the percentage of the base rent under the Master Lease for which Sublessor receives abatement under the Master Lease. If as a result of any casualty, Sublessor has the right to terminate the Master Lease, Sublessor agrees to carry out Sublessee's written direction to terminate the Master Lease; provided however, that Sublessee shall indemnify and hold Sublessor harmless from any and all costs, losses and damage suffered by Sublessee as a result of carrying out Sublessee's direction to terminate the Master Lease. Sublessor shall have no obligation to pursue any such termination if such termination right is contested by Landlord unless Sublessee advances sufficient funds determined by Sublessor from time to time to be necessary to cover the costs of such pursuit. In no event, however, shall Sublessor be obligated to institute any litigation or accrue any expenses (other than de minimus expense) above amounts covered by
                                -- -------
Sublessee's cash advances in pursuing the termination of the Lease.

                                   ARTICLE 6
                                   ---------
                              WASTE AND NUISANCE
                              ------------------

     Sublessee shall not commit, or suffer to be committed, any waste on the Subleased Premises, nor shall it maintain, commit, or permit the maintenance or commission of any nuisance on the Subleased Premises or use the Subleased Premises for any unlawful purpose.

                                   ARTICLE 7
                                   ---------
                        POSSESSION AND QUIET ENJOYMENT
                        ------------------------------

     7.1  Quiet Enjoyment. Sublessor shall, on the Commencement Date, deliver to
          ---------------
Sublessee possession of the Subleased Premises and, provided Sublessee fulfills all of Sublessee's obligations hereunder in accordance with the terms hereof, Sublessor shall secure Sublessee in the quiet enjoyment thereof against all persons lawfully claiming the same under Sublessor during the entire Sublease Term.

     7.2  Subordination. This Sublease shall be subordinate in all respects to
          -------------
the Master Lease and shall be subordinate, at the option of either the Landlord or Sublessor, to any mortgages or underlying land leases in accordance with the terms of Section 14 of the Master Lease, whether placed by the Landlord upon the building or land of which of the Subleased Premises is a part or placed by Sublessor upon its leasehold interest. Sublessee agrees to execute a subordination and attornment agreement consistent with the requirements of the Master Lease, provided, however, that any such agreement must be delivered by Sublessee to Sublessor at least five (5) days prior to the date Sublessor is required to deliver any subordination and attornment agreement to Landlord under the Master Lease.

     7.3  Early Termination Option. Provided there then exists no default or
          ------------------------
Potential Default under this Sublease, Sublessor agrees to exercise Sublessor's early termination rights under Section 1(h) of the Master Lease at the request of Sublease in order to effect a simultaneous early termination of this Sublease (the "Early Termination") subject to and in accordance with the following terms and conditions:

          (a) Sublessee shall provide Sublessor with written notice (the "Early Termination Notice") of its desire to effect the Early Termination on or before June 28, 2003;

          (b) the Early Termination Notice shall be accompanied by (i) the full cancellation payment required in connection with the early termination of the Master Lease under Section 1(g) of the Master Lease, plus (ii) $25,326 in consideration of the early acquisition of the Leased Furniture (collectively, the "Early Termination Consideration");

          (c) Landlord shall recognize in writing the effective exercise by Sublessor of its early termination rights under the Master Lease.

     Upon the effective Early Termination, the Sublease Expiration Date hereunder shall be modified to the effective Early Termination date. Provided that Sublessor provides Landlord with timely notice of its desire to terminate the Master Lease early under Section 1(h) of the Master Lease following timely receipt of Sublessee's Early Termination Notice and Sublessor forwards to Landlord with such notice the Early Termination Consideration delivered by Sublessee to Sublessor, Sublessor shall have no liability if Landlord, for any reason, refuses to recognize the early termination of the Master Lease and in no event shall the Early Termination be effective as to this Sublease unless and until such early termination is acknowledged by Landlord to be effective as to the Master Lease.

     Sublessor agrees not to exercise Sublessor's early termination rights under
Section 1(h) of the Master Lease except as requested by Sublessee pursuant to an Early Termination Notice.

                                   ARTICLE 8
                                   ---------
                            [INTENTIONALLY DELETED]

                                   ARTICLE 9
                                   ---------
                   SURRENDER OF LEASED PREMISES AND HOLDOVER
                   -----------------------------------------

     9.1  Removal of Property. Sublessee shall, without demand therefor and at
          -------------------
its own cost and expense, prior to the expiration or sooner termination of the term hereof, (a) remove all property required by the Master Lease to be removed, including the Leased Furniture acquired under Article 11 hereof, (b) repair all damage to the Subleased Premises caused by such removal, (c) restore the Subleased Premises to the condition it was in prior to the installation of the property so removed, and (d) leave all improvements and fixtures in the Premises as and if required by the Master Lease.

     9.2  Surrender. Sublessee agrees to and shall, on the expiration or sooner
          ---------
termination of the Sublease Term, promptly surrender and deliver the Subleased Premises to Sublessor without demand therefor in good condition, ordinary wear and tear and casualty damage and repairs for which Sublessor has no responsibility hereunder excepted.

     9.3  Holding-Over. If Sublessee fails to surrender and deliver the
          ------------
Subleased Premises in accordance with this Article 9, Sublessee, in addition to being liable to Sublessor for any loss or damage arising from such failure (including inability to deliver the Subleased Premises to a successor subtenant and any holdover liability of Sublessor under the Master Lease), shall be considered a tenant at will and shall be required to pay Sublessor holdover rent in an amount equal to one hundred fifty percent (150%) of all Base Rent, additional rent and other amounts otherwise payable by Sublessee under this Sublease immediately prior to the expiration of the term hereof, (b) all other costs, including reasonable attorneys' fees, incurred by Sublessor as a direct or indirect result of such holdover.

                                  ARTICLE 10
                                  ----------
                                 CONDEMNATION
                                 ------------

     The terms of the Master Lease shall apply to any taking of all or a portion of the Subleased Premises for any public or quasi-public use under any law, ordinance, or regulation or by right of eminent domain, or upon the sale of all or a portion of the Subleased Premises to the condemning authority under threat of condemnation; and this Sublease shall terminate upon any termination of the Master Lease arising from any such taking.

                                  ARTICLE 11
                                  ----------
                               LEASED FURNITURE
                               ----------------

     11.1 Maintenance of Leased Property. Sublessee shall properly use and shall
          ------------------------------
be solely responsible for the maintenance of the Leased Furniture during the Sublease Term, and to the extent not acquired by Sublessee pursuant to Section
11.2 below, shall return possession of the Leased Furniture to Sublessor on the Sublease Expiration Date in as good or better condition than existed on the Commencement Date, reasonable wear and tear excepted.

     11.2 Title to Leased Property. Provided that there then exists no uncured
          ------------------------
default under this Sublease (or Sublessor shall have waived any such default solely in connection with the operation of this Section 11.2), title to the Leased Furniture shall automatically vest with Sublessee on the Sublease Expiration Date. Sublessee agrees to pay Sublessor $25,326 for the Leased Furniture in connection with Sublessee's exercise of its Early Termination option under Section 7.3.

                                  ARTICLE 12
                                  ----------
                             DEFAULTS AND REMEDIES
                             ---------------------

     If Sublessee (a) shall allow the rent or any other sum of money owed by Sublessee hereunder to be in arrears more than five (5) days after written notice of such delinquency is given to Sublessee, or (b) shall remain in default under the terms of the Master Lease beyond any applicable grace period set forth herein or therein, or (c) shall remain in default under any other condition of this Sublease for a period of thirty (30) days after written notice of such default is given to Sublessee, or (d) should any person other than Sublessee secure possession of the Subleased Premises or any part thereof by reason of any receivership, bankruptcy proceedings, or other operation of law in any manner whatsoever, Sublessor in addition to any other remedies available to Landlord under the Master Lease or available at law or in equity, may, at its option, without notice to Sublessee, (i) terminate this Sublease or, (ii) in the alternative, Sublessor may re-enter and take possession of the Subleased Premises and remove all persons and property therefrom, without being deemed guilty of any manner of trespass, re-let the Subleased Premises or any part thereof for all or any part of the remainder of said term to a party satisfactory to Sublessor and the Landlord, and at such monthly rental as Sublessor may with reasonable diligence be able to secure, and in either case Sublessor may take and collect the Security Deposit as liquidated damages for Sublessee's breach of this Sublease, the parties hereto acknowledging that actual damages arising from such default would be difficult to determine and that the Security Deposit constitutes the parties' reasonable estimate of such damages and not a penalty. Sublessor shall have no duty to mitigate damages hereunder except as may be specifically required by applicable law. The rights of Sublessor under this Article 12 are in addition to and not in lieu of any rights and remedies available to Sublessor pursuant to the terms of this Sublease (including those incorporated herein by reference from the Master Lease) or otherwise available at law or in equity; provided however, that Sublessee's affirmative election to apply the Security Deposit as liquidated damage and recoupment of possession and control of the Subleased Premises shall collectively be deemed Sublessor's exclusive remedy for such breach.

     Sublessor and Sublessee further agree that the Security Deposit held by Sublessor represents cash collateral (as such term is used and interpreted under applicable State and Federal bankruptcy and insolvency laws) securing Sublessee's obligations under this Sublease.

     Except as otherwise expressly set forth herein, all rights and remedies of Sublessor under this Sublease shall be cumulative, and none shall exclude any other right or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

                                  ARTICLE 13
                                  ----------
                            [INTENTIONALLY DELETED]



                                  ARTICLE 14
                                  ----------
                            ASSIGNMENT AND SUBLEASE
                            -----------------------

     Notwithstanding any rights Sublessor may have as tenant under the Master Lease, without the prior written consent of Landlord and Sublessor, which consent may be withheld in their sole discretion, Sublessee shall not pledge, assign or convey this Sublease or any interest hereunder, allow any transfer hereof or any lien upon Sublessee's interest by operation of law, sublet the Subleased Premises or any part thereof, or permit the use or occupancy of the Subleased Premises or any part thereof by anyone other than Sublessee; provided however, if Sublessee executes its planned initial public offering and achieves a credit rating of B+ or higher with Moody's Investor Service or Standard & Poor's Rating Services, Sublessor agrees not to unreasonably withhold it consent to a proposed assignment or sublease. The restrictions set forth in this Article 14 are in addition to and not in lieu of any restrictions on assignment and subletting, including transfer of ownership interests in Sublessee and its constituent parts, set forth in the Master Lease.

                                  ARTICLE 15
                                  ----------
                                 MISCELLANEOUS
                                 -------------

     15.1  Notices.  All notices to be given under this Sublease shall be given
           -------
either personally, by a reputable commercial overnight courier service (such as Federal Express and UPS), or by certified or registered mail, return receipt requested, addressed to the proper party as follows:

           Sublessor:    IMS Health Incorporated
                         660 West Germantown Pike
                         Plymouth Meeting, Pennsylvania 19462
                         Attention: James J. O'Brien

           with a copy to:

                         IMS Health Incorporated
                         200 Nyala Farms
                         Westport, Connecticut 06880
                         Attention: Director of Global Real Estate

           Sublessee:    Multilink Technology Corporation
                         2601 Ocean Park Boulevard
                         Suite 108
                         Santa Monica, California 90405
                         Attention: Chief Executive Officer

Notice shall be deemed given and received on the date indicated on the return receipt therefor. In the event the notice is refused or cannot be delivered due to a change of address for which no notice has been provided in accordance with this Section 15.1, such notice shall be deemed given and received on the first date of refusal or attempted delivery, as applicable.

     15.2  Successors, Assigns, Etc. This Sublease shall be binding upon and
           ------------------------
inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted hereby.

     15.3  Governing Law. This Sublease shall be construed under and in
           -------------
accordance with the laws of the State in which the Premises are located.

     15.4  Severability.  In case any one or more of the provisions contained
           ------------
in this Sublease shall for any reason be held to be invalid, illegal, or unenforceable, no other provision hereof shall be affected thereby and this Sublease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     15.5  Entire Agreement. This Sublease constitutes the sole and only
           ----------------
agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter hereof.

     15.6  Amendments. No amendment, modification, or alteration of the terms
           ----------
hereof shall be binding unless the same shall be in writing, dated subsequent to the date hereof, and duly executed by the parties hereto.

     15.7  Rights Cumulative. The rights and remedies provided by this Sublease
           -----------------
are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

     15.8  No Waiver. No waiver by the parties hereto of any default or breach
           ---------
of any term, condition, or covenant of this Sublease shall be deemed to be a waiver of any other breach of the same or any other term, condition, or covenant contained herein.

     15.9  Attorneys' Fees. In the event Sublessor or Sublessee breaches any of
           ---------------
the terms of this Sublease whereby the party not in default employs attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the prevailing party's reasonable attorneys' fees, including, without limitation, attorneys' fees incurred in connection with any bankruptcy or insolvency proceeding.

     15.10 Force Majeure. Neither Sublessor nor Sublessee shall be required to
           -------------
perform any term, condition, or covenant in this Sublease so long as such performance is delayed or prevented by any acts of God, strikes, lock-outs, material or labor restrictions by any governmental authority, civil riot, floods, or any other cause not reasonably within the control of Sublessor or Sublessee and which by the exercise of due diligence such party is unable, in whole or in part, to prevent or overcome.

     15.11 Landlord's Consent. Landlord's prior written consent may be required
           ------------------
pursuant to the terms of the Master Lease for certain actions by Sublessee whether or not Sublessor's consent is required hereunder. Sublessee agrees to refrain from taking any such action unless and until all requisite consents are obtained.

     15.12 Time of the Essence. Time is of the essence of this Sublease.
           -------------------

     15.13 Roof Access. Sublessor agrees to cooperate with Sublessee in
           -----------
connection with any request or negotiation with Landlord for the use and installation of Sublessee's equipment on the roof of the building in which the Subleased Premises are situate provided that (a) such use or installation does not create any additional expense or liability for Sublessor, or (b) Sublessee posts with Sublessor such additional security as Sublessor deems necessary to cover any such increased liability. Sublessee hereby acknowledges that Sublessor has no right under the Master Lease to use or install equipment on the roof and makes no representations that such rights will be available for Sublessor's benefit.

     15.14 DISCLAIMERS. SUBLESSEE HEREBY AGREES TO SUBLEASE THE SUBLEASED
           -----------
PREMISES ON AN "AS IS, WHERE IS, WITH ALL FAULTS" BASIS WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, ON THE

PART OF SUBLESSOR WITH RESPECT TO THE SUBLEASED PREMISES, INCLUDING BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SUBLESSEE REPRESENTS TO SUBLESSOR THAT SUBLESSEE IS RELYING SOLELY UPON ITS OWN INVESTIGATIONS AS TO THE FITNESS OF THE SUBLEASED PROPERTY AND THE TERMS OF THE MASTER LEASE FOR SUBLESSEE'S INTENDED PURPOSES.

     15.15 Card Access System. Sublessee shall have the right to utilize the
           ------------------
card access security system (the "Security System") currently in place with respect to the Subleased Premises and Sublessee agrees to properly maintain at Sublessee's sole expense the Security System in good working order throughout the term of this Sublease. Sublessor agrees to make a representative of Sublessor familiar with the Security System available to Sublessee for consultation during normal business hours. Sublessee will be responsible for the cost of all supplies relating to the operation and maintenance of the Security System, including without limitation, access cards.

     15.16 Additional Rent. all amounts required to be paid by Sublessee under
           ---------------
this Sublease, except Base Rent, shall be deemed "additional rent" owed hereunder and "rent" as used herein shall mean collectively the Base Rent and the additional rent.

     15.17 Brokers. Except for Huff Real Estate, Inc. and Insignia/ESG, Inc. to
           -------
which Sublessor has agreed to pay a commission in accordance with the terms of one or more separate written commission agreements, Sublessee has not engaged the services or otherwise negotiated with any broker in connection with this Sublease. Sublessee agrees to indemnify and hold Sublessor harmless from and against any and all claims for commission or other remuneration made by parties acting or purporting to act by or through Sublessee.

     15.18 Landlord's Consent. Sublessee acknowledges and agrees that this
           ------------------
Sublease shall be of no force and effect unless approved by Landlord in accordance with the terms of the Master Lease. Sublessee agrees to execute any modifications to this Sublease and any additional documentation and to supply any additional information as Landlord may request provided that such request is consistent with the Master Lease or is otherwise reasonable. Furthermore, Sublessee agrees that if during the Sublease Term any action or matter requires either Landlord's consent under the Master Lease or Sublessor's consent under this Sublease, such action or matter shall be construed to require, at the option of Sublessor, the consent of both Landlord and Sublessor. Sublessor shall have no obligation to consent to any action or matter with respect to which Landlord withholds or refuses consent, regardless of Landlord's reason therefor. Sublessor agrees to submit this Sublease to Landlord for approval promptly following execution of this Sublease: Sublessee shall be entitled to terminate this Sublease if Landlord does not provide its consent to this Sublease within thirty (30) days following execution of this Sublease by all parties.

     15.19 Landlord's Acknowledgment. By its approval of this Sublease Landlord
           -------------------------
acknowledges that notwithstanding anything to the contrary in Section 11(a) of the Master Lease and in clarification of the effect thereof, Sublessee shall have no liability for any monetary obligations under the Master Lease in excess of Sublessee's monetary obligations under this Sublease.

     IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease to be executed by their duly authorized representatives as of the day and year first written above.

                                   IMS HEALTH INCORPORATED,
                                   a Delaware corporation


                                   By: ____________________________________
                                   Name: __________________________________
                                   Title:__________________________________



                                   MULTILINK TECHNOLOGY
                                   CORPORATION, a California corporation


                                   By:    Richard N. Nottenburg
                                          ---------------------------------
                                   Name:  Richard N. Nottenburg
                                          ---------------------------------
                                   Title: President
                                          ---------------------------------

                                   EXHIBIT A
                                   ---------

                       (Description of Leased Furniture)

                                   EXHIBIT B
                                   ---------

        (Copy of Master Lease with Certain Economic Terms Blacked Out)

                               300 ATRIUM DRIVE
                         FRANKLIN TOWNSHIP, NEW JERSEY


                            OFFICE LEASE AGREEMENT




     Landlord:   TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, Doing Business in
                 New Jersey as TPT Limited Partnership

       Tenant:   IMS AMERICA, LTD., a New Jersey corporation

     Building:   300 ATRIUM DRIVE
                 FRANKLIN TOWNSHIP, NEW JERSEY

     Floor(s):   Portion of Second (2nd)

      Sq. Ft.:   12,663 Rentable Square Feet

         Term:   Ten (10) years

     Extension
     Option: One (1) option to extend for five (5) years at 95% of market rent

   Termination
   Option:       After seventh (7th) lease year

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
1.    PREMISES AND TERM...................................................    2

2.    RENT................................................................    5

3.    OPERATING EXPENSE ESCALATION, TAXES AND TENANT ELECTRIC.............    6

4.    DELIVERY OF THE PREMISES............................................   10

6.    USE.................................................................   14

7.    TENANT'S CARE OF THE PREMISES......................................   14

8.    SERVICES............................................................   16

9.    DESTRUCTION OR DAMAGE TO PREMISES...................................   18

10.   DEFAULT BY TENANT; LANDLORD'S REMEDIES..............................   20

11.   ASSIGNMENT AND SUBLETTING...........................................   23

12.   CONDEMNATION........................................................   25

13.   RIGHT TO ENTER......................................................   25

14.   SUBORDINATION.......................................................   26

15.   INDEMNIFICATION AND HOLD HARMLESS...................................   27

16.   INSURANCE...........................................................   28

17.   ENTIRE AGREEMENT - NO WAIVER........................................   29

18.   HOLDING OVER........................................................   30

19.   HEADINGS............................................................   30

20.   NOTICES.............................................................   30

21.  HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES.............................   30

22.  ATTORNEY'S FEES......................................................   31

23.  SECURITY DEPOSIT.....................................................   31

24.  RULES AND REGULATIONS................................................   32

25.  INTENTIONALLY DELETED................................................   32

26.  LATE PAYMENTS........................................................   32

27.  ESTOPPEL CERTIFICATE.................................................   33

28.  SEVERABILITY AND INTERPRETATION......................................   33

29.  MULTIPLE TENANTS......................................................  34

30.  FORCE MAJEURE.........................................................  34

31.  QUIET ENJOYMENT.......................................................  34

32.  BROKERAGE COMMISSION; INDEMNITY.......................................  34

33.  EXCULPATION OF LANDLORD...............................................  34

34.  ORIGINAL INSTRUMENT...................................................  35

35.  NEW JERSEY LAW........................................................  35

36.  NO RECORDATION OF LEASE...............................................  35

37.  HAZARDOUS WASTES/ENVIRONMENTAL COMPLIANCE.............................  35

38.  LEASE BINDING UPON DELIVERY; NO OPTION................................  37

39.  INTENTIONALLY DELETED.................................................  37

40.  JURISDICTION; SERVICE; WAIVER OF JURY TRIAL...........................  37

41.  TENANT'S FINANCIAL STATEMENTS.........................................  37

EXHIBIT A     SPACE PLAN OF PREMISE......................................   A-1

EXHIBIT B     LEGAL DESCRIPTION OF THE LAND..............................   B-1

EXHIBIT C     RULES AND REGULATIONS......................................   C-1

EXHIBIT D     CLEANING SPECIFICATIONS....................................   D-1

                           LEASE AGREEMENT

          THIS LEASE AGREEMENT (the "Lease"), made as of this 21st day of February, 1997, by and between Townsend Property Trust Limited Partnership, a Maryland limited partnership, doing business in New Jersey as TPT Limited Partnership ("Landlord"), which has as its address for all purposes hereunder as follows:

          Townsend Property Trust Limited Partnership
          c/o The Townsend Company
          210 West Pennsylvania Avenue, Suite 610
          Towson, Maryland 21204

and IMS America, Ltd. ("Tenant"), a corporation of the State of New Jersey, which has as its address for all purposes hereunder:

          Prior to the Commencement Date (as hereinafter defined):

          IMS America, Ltd.
          c/o The Plymouth Group Inc.
          15 Independence Boulevard
          Warren, New Jersey 07059

          After the Commencement Date:

          IMS America, Ltd.
          300 Atrium Drive
          Somerset, New Jersey 08873

All correspondence to Tenant shall be copied to:

          Cognizant Corporation
          200 Nyala Farms Road
          Westport, Connecticut 06880
          Attn: Director of Global Real Estate

                                  WITNESSETH:

          1.   PREMISES AND TERM

               (a) Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, the following described space (the "Premises"):

     Floor(s): a portion of the second (2nd) floor
     Rentable Square Feet: 12,663 as shown on Exhibit "A"
                                              -----------

located at the "Building":

     Address:  300 Atrium Drive
                    Franklin Township, New Jersey

     Total Building Rentable Square Feet: 149,359

               (b) The parties agree that the Building contains 149,359 Rentable Square Feet ("RSF") and the Premises contain 12,663 RSF regardless of the actual square footage amounts. "Tenant's Pro Rata Share" shall mean 8.48%.

               (c) The Premises are more particularly shown and outlined on the space plans attached hereto as Exhibit "A", and made a part hereof.
                               -----------

               (d) The Building is located on a parcel of land described in the attached Exhibit "B" (the "Land"). The Land, the Building and the other
         -----------
improvements on the Land are hereafter called the "Property".

               (e) The Premises shall include the appurtenant right to use, in common with others, public lobbies, entrances, stairs, corridors, elevators, and other public portions of the Building, subject in all instances and under all circumstances to Landlord's right to alter, modify and, to the extent necessary to temporarily block off access to portions of such public areas if Landlord deems it desirable or appropriate to do so. All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved to Landlord. No easement for light, air or view is granted or implied hereunder, and the reduction or elimination of Tenant's light, air or view will not affect Tenant's liability or obligations under this Lease. Tenant shall have the right to use forty-one (41) spaces in the parking lot serving the Building on a non-reserved basis, and four spaces (in a location to be determined by Landlord in its sole discretion) on a reserved basis, for the daily temporary parking of automobiles of employees and business invitees. The reserved spaces shall be identified by Landlord as reserved for the use of Tenant.

               (f) The term (the "Term") of this Lease shall commence on the date (the "Commencement Date") that the Tenant Improvement Work (defined below) is "substantially complete" (defined below), to and expiring on the date that is ten (10) years from the Commencement Date unless earlier terminated in accordance with this Lease. This Lease shall be effective and enforceable between Landlord and Tenant upon its execution and delivery, whether such execution and delivery occurs on, prior to, or after the Commencement Date. If the term of the Lease is extended, then the Expiration Date shall be the last day of this term as extended and "Term" shall mean the Term including such extension.

               (g) Provided there is no uncured event of default under this Lease at the time Tenant exercises the option described in this Paragraph 1(g) or at the commencement of the Renewal Term (defined below), Tenant shall have the option to renew this Lease for one additional term (the "Renewal Term") of five (5) years by giving Landlord written notice at least two hundred seventy
(270) days prior to the expiration date of the Lease. The Renewal Term shall be on the same terms and conditions as set forth in this Lease, except that (i) the Base Rental shall be ninety-five percent (95%) of market rent ("Market Rent") for renewals of tenant space in comparable quality office buildings in the area in which the Premises is located, and (ii) the "Base Year" for calculating Tenant's Pro Rata Share of the increase in Operating Expenses and the "Base Tax Year" for calculating Tenant's Pro Share of the increase in Taxes, shall be 2007.

          Market Rent shall be determined as follows. Within thirty (30) days after Tenant exercises its option to renew, Landlord will advise Tenant of the Market Rent. If Landlord and Tenant cannot agree on the Market Rent within thirty (30) days of the date that Landlord provides Tenant with Landlord's determination of the Market Rent, then within thirty (30) days after such failure to reach agreement, Landlord shall furnish to Tenant a notice in writing ("Landlord's Notice") stating what Landlord perceives to be Market Rent. Landlord's Notice shall be accompanied by a statement from a qualified real estate appraiser stating the appraiser's opinion of Market Rent and that it has been determined in accordance with this Section. If the Tenant disagrees with the estimate of Market Rent submitted by Landlord with Landlord's Notice, then within thirty (30) days after receipt of Landlord's Notice, Tenant shall have the right to submit to Landlord an appraisal by a qualified real estate appraiser of Market Rent effective as of the commencement date of the Renewal Term. If the higher estimate is not more than 105% of the lower estimate, the Market Rent shall be established as the average of the two appraisals. If not, the two appraisers acting on behalf of Landlord and Tenant, shall, within fifteen (15) days after Tenant's appraisal has been submitted, jointly appoint a third qualified real estate appraiser (the "Referee"). If the two appraisers are unable to agree upon the selection of a Referee, then the Referee shall be selected within fifteen (15) days thereafter by an arbitrator pursuant to the rules of the American Arbitration Association.

          The Referee shall, within thirty (30) days after appointment, render his decision which decision shall be strictly limited to choosing one of the two determinations made by the two appraisers chosen by Landlord and Tenant with respect to Market Rent. The decision of the Referee shall be binding upon Landlord and Tenant and shall constitute the Base' Rental for the Renewal Term. Landlord and Tenant shall each pay for their own appraisal, and the cost of the Referee shall be shared equally by Landlord and Tenant. In determining Market Rent, the appraisers shall each take into account the following: (a) the amount of space and length of term taken by the Tenant; (b) the credit worthiness and quality of Tenant; and (c) rent for comparable space with similar improvements to the Tenant Improvement Work (in the condition of such Tenant Improvement
Work) in comparable buildings in the relevant competitive market but excluding concessions offered to new tenants such as free rent, tenant improvement allowances, moving allowances and other concessions. In determining Market Rent, the appraisers shall exclude from consideration: (i) tenant improvements installed by Tenant; (ii) alterations installed by Tenant at its expense, during the Term; and (iii) concessions offered to new tenants such as free rent, tenant improvement allowances and other concessions. Notwithstanding the foregoing to the contrary, in no event shall the Base Rental for the Renewal Term be less than the Base Rental last in effect during the original Term of this Lease.

               (h) Tenant shall have the option to terminate this Lease effective as of the seventh (7th) anniversary of the Commencement Date by providing Landlord with written notice not less than nine (9) months prior to the seventh (7th) anniversary of the Commencement Date, which notice shall include a cancellation payment equal to the sum of (i) three (3) months Base Rent and Additional Rent at the rates then in effect, plus (ii) an amount equal to the unamortized portion of the TI Allowance (as hereinafter defined), which amortization shall be as permitted under the Internal Revenue Code of 1986, as amended. Tenant's exercise of its option to terminate shall be effective to terminate this Lease only if, at the time of the notice and on the seventh (7th) anniversary of this Lease, Tenant is not in default under this Lease, and no event exists which with the passage of time or the giving of notice or both would ripen into a default. If Tenant fails to give timely notice of its option as provided above, said option shall be forever waived.

               (i) "Lease Year" as used herein shall mean (i) each and every consecutive twelve (12) month period during the Term of this Lease, or (ii) in the event of Lease expiration or termination, the period between the last complete Lease Year and said expiration or termination. The first such twelve
(12) month period shall commence on the

Commencement Date. If the Commencement Date is any day other than the first day of a month, then the first Lease Year shall be the partial month in which the Commencement Date occurs and the next consecutive twelve (12) months.

               (j) "Business Days" as used herein shall mean Monday through Friday, New Jersey state holidays excepted.

          2.   RENT

               (a) Tenant shall pay to Landlord at the address of Landlord indicated herein, or at such other place as Landlord may designate in writing, without demand, deduction or setoff, an annual base rental (said rent, and as the same may be adjusted from time to time, is herein referred to as the "Base Rental"), due and payable in equal monthly installments (the "Monthly Base Rental") in advance commencing on the Commencement Date and continuing on the first (1st) day of each calendar month during the Term. The term "Rent", as used herein, shall mean Base Rental (as adjusted from time to time), and any additional rents or charges due of Tenant hereunder.

               (b)  The annual Base Rental for Lease Years 1 through 3 shall be
      per RSF or        and the Monthly Base Rental for Lease Years 1 through 3
shall be

               (c)  The annual Base Rental for Lease Years 4 through 6 shall be
      per RSF or        and the Monthly Base Rental for Lease Years 4 through 6
shall be

               (d)  The annual Base Rental for Lease Years 7 and 8 shall be
      per RSF or        and the Monthly Base Rental for Lease Years 7 and 8
shall be

               (e)  The annual Base Rental for Lease Years 9 and 10 shall be
      per RSF or        and the Monthly Base Rental for Lease Years 9 and 10
shall be


               (f) Should this Lease commence on other than the first (1st) day or terminate at any time other than the last day of a calendar month, the amount of Base Rental due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect.

               (g)  Tenant has deposited with Landlord a security deposit of

$41,154.76 (the "Security Deposit") which is governed by terms of Paragraph 23 of this Lease.

          3.   OPERATING EXPENSE ESCALATION, TAXES AND TENANT ELECTRIC

               (a)  Operation Expense Escalation.
                    ----------------------------

                    (i) Commencing with calendar year 1998, and for each calendar year falling wholly or partially within the Term thereafter, Tenant shall pay to Landlord as additional rent, Tenant's Pro Rata Share of the amount by which Operating Expenses for such calendar year exceed the Operating Expenses for the Base Year.

                    (ii) For the purposes hereof, the following definitions shall apply:

                           (A)  "Base Year" shall mean calendar year 1997.

                           (B)  "Landlord's Statement" shall mean a statement
furnished by Landlord to Tenant containing a computation or information relating to any additional rent asserted by Landlord to be due pursuant to the provisions of this Lease.

                           (C)  "Operating Expenses" shall mean:

                                (1)  all costs and expenses incurred and
expenditures made by Landlord in the operation and management of the Building and the Property, exclusive of financing expenses, real estate taxes, and costs paid directly by individual tenants to suppliers. Operating Expenses include, without limitation, (i) costs of cleaning, security, janitorial service, rubbish removal, heating, electricity, air conditioning, utilities, tempered water, maintenance and repairs, maintenance of the grounds, snow removal and window cleaning, (ii) service contracts with independent contractors for any of the foregoing (including, but not limited to, elevator and HVAC maintenance), (iii) management fees not to exceed four percent (4%) of gross revenue from the Property, (iv) wages, salaries, benefits, payroll taxes and unemployment compensation insurance for employees of Landlord or any contractor of Landlord engaged in the cleaning, operating, maintenance or security of the Building and Property, (v) the cost of all insurance including, without limitation, casualty, liability and loss of rent insurance equal to one (1) year's rent for the gross rent roll (including Additional Rent), (vi) legal fees (except as excluded below), (vii) an allowance for depreciation over the useful life (as determined by Landlord) of any items or improvements properly chargeable to the capital account; (viii) payments other than real estate taxes to the city in which the Building is located and other agencies, or other governmental agencies including, but not limited to, water and sewer charges, (ix) supplies, (x) the annual amortization over its useful life on a straight-line basis of the costs of any capital improvement made by Landlord and required by any changes in applicable laws, rules or regulations of any governmental authorities, (xi) the annual amortization over its useful life on a straight-line basis of the cost of any equipment or capital improvement made by Landlord as a labor-saving measure or to accomplish other savings in operating, repairing, managing or maintaining the Property (but only to the extent of the savings), and (xii) an administrative fee of four percent (4%) of the Operating Expenses; but excluding (I) the cost of all electricity furnished to all tenants in their leased premises (provided that the cost of electricity to common areas on the Property shall be included in Operating Expenses), (II) overtime electricity usage of other tenants, (III) legal fees relating to disputes with Tenants, based upon Landlord's negligence, or relating to the defense of Landlord's title to or interest in the Property,
(IV) leasing commissions and other expenses incurred for leasing, renovating or improving space for tenants, (V) costs of a capital nature as determined under generally accepted accounting principles consistently applied, except that the annual amortization of these costs may be included in Operating Expenses to the extent permitted under subsection (a)(ii)(C)(l)(x) and (xi) of this Section 3,
(VI) costs incurred because another tenant violated the terms of any lease in the Building, (VII) interest on debt or amortization payment on mortgages or any other debt or borrowed money, (VIII) advertising and promotional expenses, (IX) repairs or other work needed because of fire or other casualty insured against by Landlord, (X) any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority, and (XI) costs for which Landlord is reimbursed by tenants of the Building (except for costs included in Operating Expenses).

                                (2)  If occupancy of the Building during the
Base Year or any subsequent calendar year is less than ninety-five percent (95 %), then Operating Expenses for the Base Year or such calendar year shall be "grossed up" to the amount of Operating Expenses that, using reasonable projections, would normally be expected to be incurred during the Base Year or such succeeding calendar year if the Building was ninety-five percent (95%) occupied during the Base Year or such succeeding calendar year, as determined under generally accepted accounting principles consistently applied.

               (b)  Tax Expense Escalation.
                    ----------------------

                    (i) For purposes hereof the following Definitions shall apply:

                         (A)    "Base Tax Year" shall mean 1997.

                         (B)    "Tax Year" shall mean each twelve month period
following the Base Tax Year.

                         (C)    "Taxes" shall mean:

                                (1)  Payments in lieu of taxes pursuant to the
Fox-Lance Act, all real estate taxes, personal property taxes, assessments (special or otherwise), sewer and water rents, rates and charges, and any other governmental levies, impositions and charges of a similar nature ("Impositions"), which may be levied, assessed or imposed on or in respect of all or any part of the Property and any improvements, fixtures and equipment of Landlord, real or personal, located in or around the Property.

                                (2)  Any reasonable and appropriate expenses
incurred by Landlord in contesting any of the foregoing or the assessed valuation of all or any part of the Property.

                                (3)  If at any time during the Term the methods
of taxation prevailing at the date hereof shall be altered so that in lieu of or as a substitute for the whole or any part of the Impositions now levied, assessed or imposed on all or any part of the Property, there shall be levied, assessed or imposed (i) an Imposition based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or
(ii) an Imposition measured by or based in whole or in part upon all or any part of the Property and imposed on Landlord, then all Impositions shall be deemed to be Taxes.

                                (4)  "Taxes" shall not include any penalties or
interest paid by the Landlord on account of taxes or any income tax (except as set forth in Subsection (b)(i)(C)(3) above), estate tax, franchise tax, transfer tax or corporate taxes due and payable in connection with the Property.

                    (ii) If Taxes payable in any Tax Year falling wholly or substantially within the Term shall be in excess of Taxes for the Base Tax Year, Tenant shall pay to Landlord as Additional Rent for such Tax Year at the time Fixed Rent is due hereunder, a sum equal to Tenant's Proportionate Share of the amount by which Taxes for such Tax Year exceed Taxes for the Base Tax Year (the "Tax Escalation").

               (c)  Payment of Operating Expenses and Taxes Escalation.
                    --------------------------------------------------

                    (i) At least forty-five (45) days prior to each calendar year (commencing with calendar year 1998), Landlord shall advise Tenant in writing of the estimated Tenant's Pro Rata Share of the increase in annual Operating Expenses for such calendar year over the Base Year Operating Expenses and of the increase in Taxes for the Tax Year over the Base Tax Year. Commencing on the first day of each calendar year, Tenant shall pay as Additional Rent one-twelfth (1/12th) of the estimated Tenant's Pro Rata Share of such increases concurrently with the Monthly Base Rental payment.

                    (ii) Within ninety (90) days after the close of each calendar year, Landlord shall deliver to Tenant an itemized statement ("Landlord's Statement") showing in reasonable detail the (i) actual Operating Expenses and Taxes for the previous year broken down by component expenses; (ii) Base Year Operating Expenses and Base Year Taxes; (iii) the increase, if any, in Operating Expenses and Taxes; (iv) Tenant's Pro Rata Share of such increases;
(v) the amount paid by Tenant during the Expense Year towards the increase in Operating Expenses and the amount paid by Tenant during the Tax Year towards the increase in Taxes; and (vi) the amount Tenant owes to Landlord for the increase, or the amount of the refund Landlord owes to Tenant. Any such amount due from Tenant to Landlord shall be paid within ten (10) days after receipt of Landlord's Statement. Any such refund due from Landlord to Tenant shall be credited against the next due payment of the estimated Tenant's Pro Rata Share of the increase of Operating Expenses and Taxes, or, if at the end of the Term, shall be paid to Tenant within thirty (30) days of the end of the Term provided Tenant is not in default under this Lease.

                    (iii) Landlord's failure to submit a Landlord's Statement to Tenant within ninety (90) days after the expiration of any calendar year or Tax Year shall not affect Tenant's obligations to pay Tenant's Pro Rata Share of the increase in Operating Expenses and Taxes.

               (d)  Tenant Electric Charge.  Notwithstanding the foregoing,
                    ----------------------
Tenant shall pay for all electricity used in the Premises at the rates billed by the utility provider without mark-up, including, but not limited to, electricity for lights, office machinery and equipment, any appliances and supplemental air conditioning above building standard air conditioning ("Tenant Electric"). Landlord at its expense shall install a submeter to determine Tenant's electric usage in the Premises, and Tenant shall thereafter pay Landlord for the actual electricity consumed in the Premises as determined by such submeter monthly with its monthly installments of Monthly Base Rent.

               (e) Should the Term commence at any time other than the first day or terminate on other than the last day of a calendar year the amount of additional rent due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

               (f) Tenant's payments of Additional Rent shall not be deemed payments of base rental as that term is construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of Rent which Landlord may charge Tenant for the Premises.

               (g) Tenant shall have the right, not more than one (1) time in each Lease Year, to audit the books and records of Landlord as they relate to Operating Expenses and Taxes, at Landlord's offices set forth in the introductory paragraph to this Lease, during Business Hours (as hereinafter defined), upon not less than fifteen (15) days prior written notice to Landlord. All information obtained during such audit shall be kept confidential by Tenant and Tenant's agents, employees and advisors. Each audit must be performed at Tenant's expense by an accounting firm reasonably acceptable to Landlord, and must conclude with the preparation of a written report detailing the auditor's findings, a copy of which shall be provided to Landlord and Landlord's accountants. In the event such report shows that Tenant has underpaid for Tenant's Share of Operating Expenses or Taxes, Tenant shall promptly remit such underpayment to Landlord. In the event Tenant's audit states that Tenant has overpaid Tenant's proportion share of Operating Expenses or Taxes, Landlord shall have thirty (30) days to review such report. If Landlord disagrees with Tenant's auditor's report, Landlord, within such thirty (30) day review period, shall notify Tenant in writing setting forth in reasonable detail its basis for disagreement, and the parties shall select a mutually acceptable third-party accountant to review the relevant information and to decide in favor of Tenant's position or Landlord's position, which decision shall be binding upon the parties. Any overpayment or underpayment as determined by such third-party auditor shall be promptly paid. The parties shall equally share the fees of the third-party auditor.

                    4.   DELIVERY OF THE PREMISES

          (a) Promptly after execution of this Lease, Tenant shall consult with an architect selected by Tenant (and approved by Landlord, such approval not to be unreasonably withheld or delayed) (the "TI Architect") concerning Tenant's construction improvement needs for occupancy of the Premises, and then shall cause the TI Architect to prepare architectural, electrical and mechanical construction drawings, plans and specifications necessary to construct the Tenant Improvements, subject to approval by Landlord and Landlord's architect, which approval shall not be unreasonably withheld or delayed (as approved, the "Tenant Plans"), to be made to the Premises. Tenant agrees to use diligent efforts to work with the TI Architect to develop Tenant Plans that are acceptable to Landlord within thirty (30) days from the date hereof. Tenant shall not request, nor shall Landlord have any obligation to approve, improvements that are not consistent with the quality of tenant improvements in the Building and class "A" general office space. Upon approval of the Tenant Plans, Landlord shall promptly bid the Tenant Improvement Work to not more than three (3) contractors, and Landlord and Tenant shall select a contractor and cause the selected contractor to agree to a guaranteed maximum price contract approved by Landlord and Tenant, to obtain all required permits and to construct the improvements in the Premises pursuant to the Tenant Plans with the objective of completing such work (the "Tenant Improvement Work") by April 1, 1997 (the "Target Commencement Date"). The Tenant Improvement Work shall not include furniture and similar items not customarily included in "tenant improvements". The Tenant Improvement Work shall be performed at Tenant's sole cost and expense, provided that Landlord shall contribute not more than $27.00 per RSF of the Premises (the "TI Allowance") towards the fees of the TI Architect in designing the Tenant Improvement Work and the cost of building the Tenant Improvement Work. Upon the execution of the construction contract, Tenant shall deposit with Landlord, in cash, the amount by which the guaranteed maximum price under the construction contract exceeds the TI Allowance less the fees of the TI Architect (the "Excess TI amount"), and thereafter, to the extent that they cause the cost of the Tenant Improvement work (less the TI Architect's fees) to exceed the TI Allowance or if the TI Allowance has already been exhausted, Tenant shall pay, within ten (10) days of receiving invoices therefor, additional sums relating to any increase to the guaranteed maximum price pursuant to any change orders that are issued (each, a "Change Order Amount"), and to cover reimbursable expenses under the contract ("Reimbursables"). Tenant shall respond to any requests from Landlord or Landlord's architect or contractor for approvals, authorizations to proceed or information in connection with the Tenant Improvement Work within two (2) business days of a request. Tenant shall not be obligated to remove any Tenant Improvement Work at the end of the Term.

               (b) The Premises shall be deemed ready for occupancy and the Tenant Improvement Work shall be deemed to have been "substantially completed" on the date: (i) the TI Architect has certified that the Tenant Improvement Work is completed except for minor or insubstantial details of construction, mechanical adjustment or decoration which remain to be performed, the non-completion of which do not materially interfere with Tenant's use of the Premises; and (ii) all certificates of occupancy necessary for Tenant's occupancy of the Premises have been issued. Landlord shall endeavor to provide Tenant with five (5) days advance notice of substantial completion. If the Tenant Improvement Work requires any specialized permits or approvals due to the nature of Tenant's use or specialized needs, Tenant shall be responsible for and shall obtain all such permits and approvals. At or prior to the Commencement Date, representatives of Landlord and Tenant shall inspect the Premises and shall cooperate in producing and signing a punch list identifying Tenant Improvement Work which has either not been completed or which has been not completed properly, and Landlord shall cause all items on such agreed punch list to be diligently completed or corrected, but such items shall not cause a postponement in the Commencement Date.

               (c) If the occurrence of the conditions listed in subsection (b) above, and thereby making the Premises ready for occupancy, shall be delayed due to:

                    (i) failure of Tenant to respond to any requests from Landlord or Landlord's architect or contractor for approvals, authorizations to proceed or information in connection with the Tenant Plans and the Tenant Improvement Work within three (3) business days of a request; or

                    (ii) failure of Tenant to deposit the Excess TI Amount with Landlord within two (2) business days of Landlord's request therefor; or

                    (iii) changes in the Tenant Improvement Work which are requested by Tenant and approved by Landlord; or

                    (iv) any other act or omission of Tenant or any of its employees, agents or contractors, then the Premises shall be deemed substantially complete on the date when they would have been ready but for such delay (certified to Tenant in writing by Landlord's architect), and the Commencement Date shall be deemed to occur on such earlier date.

               (d) If and when Tenant shall take actual possession of the Premises, it shall be conclusively presumed that the same were in satisfactory condition as of the date of such taking of possession, unless within thirty (30) days after such date Tenant shall give Landlord notice specifying the respects in which the Premises were not in satisfactory condition.

               (e) If Landlord shall be unable to give possession of the Premises on the Target Commencement Date by reason of the holding over or retention of possession of any tenant or occupant, or if repairs, improvements or decoration of the Premises or of the Building are not completed, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date. Instead, Landlord shall use reasonable efforts to provide possession of the as soon as possible after the Target Commencement Date and shall provide Tenant with written notice of the date on which the Premises shall be available for occupancy. No such failure to give possession on the Target Commencement Date shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder.

               (f) By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good sanitary order, condition and repair, except for the deficiencies identified in writing by Tenant as provided in subsection (d) above. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair, damage thereto from fire or other casualty and ordinary wear and tear, condemnation, and from the negligence from misconduct of Landlord, its agents, employees, invitees, contractors, subcontractors and others for whom Landlord is legally responsible, alone excepted. Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof except as otherwise expressly provided herein or agreed upon in writing by Landlord, and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises, the Building or the Property except as specifically herein set forth in writing. Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, on the date hereof the Building systems are in good working condition.

               (g) Prior to substantial completion of the Tenant Improvement Work and delivery of the Premises to Tenant, Tenant may access the Premises at Tenant's risk and perform all work in or about the Premises which is not within the scope of the work necessary to construct and install the Tenant Improvement Work and which is necessary for Tenant's occupancy of the Premises, including g, without limitation, delivery and installation of furniture, equipment, data and telecommunicating systems, telephone equipment, wiring and office equipment ("Tenant's Work"). No such entry shall be made unless and until (i) Tenant shall have notified Landlord in writing that it desires to enter the Premises, which notice shall state in reasonable detail the work that Tenant proposes to perform, and Landlord and Landlord and Tenant have coordinated, to Landlord's reasonable satisfaction, Tenant's entry with Landlord's contractors; and (ii) prior to such entry Tenant shall have submitted to Landlord evidence that Tenant has obtained the insurance required by this Lease. Any work performed by Tenant or its agents, contractors, workers, mechanics, suppliers and invitees shall be performed in harmony with Landlord and Landlord's contractors, agents, workers, mechanics, suppliers and invitees, and if at any time the presence of Tenant or its agents, contractors, workers, mechanics, suppliers and/or invitees shall cause an interruption of, or a disruption of, or shall interfere with Landlord's performance of the Tenant Improvement Work or any other work in the Premises or the Building, Landlord shall have the right, upon twenty-four (24) hours prior notice to Tenant, to order Tenant to cease all work on the Premises, in which event such work shall be halted and shall not be recommenced until and unless the conflicts which caused to Landlord to give such notice have been resolved. Tenant is aware of the fact that Landlord will require a high-grade, first-class operation to be conducted in the Premises. Toward that end, Tenant's Work shall be performed in a first-class workman-like manner, using new and first-class quality materials; and all furniture, fixtures and equipment used or installed by Tenant in the Premises shall be new or otherwise in first-class condition. All of Tenant's Work shall be constructed and installed in accordance with all applicable laws, ordinances, codes and rules and regulations of governmental authorities; and Tenant shall promptly correct any of Tenant's Work which is not in conformance therewith. In performing Tenant's Work, Tenant shall require its contract parties and their subcontractors to furnish Landlord with evidence of insurance coverage as may reasonably be required by Landlord prior to the performance of any work by Tenant's contract parties or their subcontractors. Tenant shall proceed with due diligence to complete Tenant's Work.

          5.   ACCEPTANCE OF THE PREMISES

          The taking of possession of Premises by Tenant shall be conclusive evidence that Tenant accepts the same "as is" and that said Premises and the Building were in good and satisfactory condition for the use intended at the time such possession was taken, subject to any "punch list" items agreed upon by Landlord and Tenant which must be remedied after Tenant's acceptance of the Premises.

          6.   USE

          Tenant shall use the Premises only for professional executive office purposes, generally in accordance with the manner of use by other non-retail tenants in the Building. Tenant's use of the Premises shall not violate any ordinance, law or regulation of any governmental body now or hereafter in effect or the "Rules and Regulations" of Landlord (the "Rules") as set forth in Exhibit
                                                                         -------
"C" attached hereto and made a part hereof (as the same may be modified or
---
supplemented by Landlord from time to time), or cause an unreasonable amount of use of any of the services provided in the Building. Tenant agrees to conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged.

           7.   TENANT'S CARE OF THE PREMISES

               (a) Tenant will take good care of the Premises and the fixtures and appurtenances therein, and will neither commit nor suffer any active or permissive waste or injury thereof, subject to reasonable wear and tear and loss by fire and other casualty not caused by Tenant's wilful misconduct. Tenant's responsibilities in conjunction therewith shall include, but not be limited to, the cleaning of draperies, the shampooing and/or re-stretching of the carpeting located in the Premises, and the regular painting and decorating of the Premises so as to maintain the Premises in a first-class condition and state of repair, subject to reasonable wear and tear and loss by fire and other casualty not caused by Tenant's wilful misconduct. All such repair work and maintenance and any alterations permitted by Landlord shall be done at Tenant's sole cost and expense by Landlord's employees or agents or, with Landlord's express written consent, by persons requested by Tenant and consented to in writing by Landlord, which consent Landlord shall not unreasonably withhold or delay. Tenant shall, at Tenant's expense, but under the direction of Landlord and performed by Landlord's employees or agents, or with Landlord's express written consent, which consent Landlord shall not unreasonably withhold or delay, by persons requested by Tenant and consented to in writing by Landlord, promptly repair any injury or damage to the Premises or Building caused by the misuse or neglect thereof by Tenant, by Tenant's contractors, subcontractors, customers, employees, licensees, agents, or invitees permitted or invited (whether by express or implied invitation) on the Premises by Tenant, or by Tenant moving in or out of the Premises.

               (b) Tenant will not, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, make alterations, additions or improvements in or about Premises and will not do anything to or on the Premises which will increase the rate of fire or other insurance on the Building or the Property, provided that Tenant may make minor alterations in the nature of decorating without Landlord's prior consent. All alterations, additions or improvements of a permanent nature made or installed by Tenant in the Premises shall become the property of Landlord at the expiration or early termination of this Lease. Landlord reserves the right to require Tenant to remove any improvements or additions made to the Premises by Tenant and to repair and restore the Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired casualty not caused by Tenant, and condemnation excepted, unless Landlord has agreed in writing, at or prior to the time Tenant requests the right to make such alteration, addition or improvement, that such item need not be removed by Tenant at the expiration or early termination of the Lease.

               (c) No later than the last day of the Term or earlier termination as provided herein, Tenant will remove all Tenant's personal property and repair all injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards or entrance passes to the Premises and/or Building) in as good a condition as they were at the beginning of the Term, reasonable wear and tear, unrepaired casualty not caused by the wilful misconduct of Tenant and condemnation excepted. All property of Tenant remaining in the Premises after expiration or earlier termination of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to the preceding Paragraph.

               (d) In doing any work in the Premises, Tenant will use only contractors or workers consented to by Landlord in writing prior to the time such work is commenced, which consent Landlord shall not unreasonably withhold or delay. Landlord may condition its consent upon its receipt of acceptable lien waivers from such contractors or workmen, or an agreement to provide partial releases of lien at each payment to such contractors and full lien waivers and releases upon completion. Tenant shall promptly bond over or remove any lien or claim of lien for material or labor claimed against the Premises or Building, or both, by such contractors or workmen if such claim should arise, and hereby indemnifies and holds Landlord harmless from and against any and all losses, costs, damages, expenses or liabilities including, but not limited to, reasonable attorney's fees, incurred by Landlord, as a result of or in any way related to such claims or such liens.

               (e) All personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant, and Landlord shall not be liable for theft thereof or of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Tenant.

               (f) Tenant, at its expense, shall comply with all applicable laws, ordinances, orders, rules and regulations of any governmental authority having jurisdiction, whether now or hereafter in effect ("Applicable Laws"), which pertain to the Premises or Tenant's use thereof, including, but not limited to the Americans with Disabilities Act and all Applicable Laws affecting the physical condition of the Premises or the particular manner in which Tenant uses the Premises, and all Applicable Laws pertaining to air or water quality, the use, storage or disposal of any hazardous substance, pollutant or other contaminant, waste disposal, air emissions and other environmental matters.

          8.   SERVICES

               (a) Landlord shall furnish the following services (the cost of which services shall be reimbursed to Landlord in accordance with Paragraph 3 herein):

                    (i) Access to the Premises and elevator service for passenger and delivery needs, twenty-four (24) hours a day, 365 days a year except for emergencies and scheduled maintenance closures.

                    (ii) During Business Hours, air conditioning during summer operations and heat during winter operations at temperature levels similar to other first class office buildings in the area in which the Premises is located (but at a maximum temperature of 78(degree) Fahrenheit during summer operations and a minimum temperature of 68(degree) Fahrenheit during winter operations), but consistent with and subject to all Federal and local energy conservation regulations.

                    (iii) Public restrooms, including the furnishing of soap, paper towels, and toilet tissue, during Business Hours.

                    (iv) Either hot and cold or tempered running water for all restrooms, lavatories and pantries in the Premises, twenty-four (24) hours a day, seven (7) days a week.

                    (v)    Janitorial service will be provided in accordance

with Exhibit "D", Cleaning Specification which is attached to and part of this
     -----------
Lease.

                    (vi) The replacement of building standard fluorescent lamps and ballasts as needed in the Premises and Common Areas.

                    (vii) Repairs and maintenance, for maintaining in good order at all times the exterior walls, exterior windows, exterior doors and roof and all structural components of the Building, public corridors, stairs, elevators, storage rooms, restrooms, the heating, ventilating and air conditioning systems, electrical and plumbing systems of the Building, and the walks, paving, striping and landscaping surrounding the Building.

                    (viii) Grounds care, including the sweeping and shovelling of walks and parking areas and the maintenance of landscaping in an attractive and safe manner.

                    (ix) General management, including supervision, inspections and management functions.

                    (x) Electricity to operate the Building, Property and Premises twenty-four (24) hours a day, seven (7) days a week, by providing electric current in reasonable amounts necessary for normal office uses.

               (b) The services provided for in Paragraph 8(a) herein are predicated on and are in anticipation of certain usage of the Premises by Tenant as follows:

                    (i) "Business Hours" shall mean the hours of 8 AM to 6 PM on Business Days and 9 AM to 1 PM Saturdays (except New Jersey state holidays).

                    (ii) Electric power usage and consumption for the Premises shall be based on lighting of the Premises during Business Hours on a level suitable for normal office use and power for small desk-top machines and devices using no more than 110 volt, 20 amp circuits. Heavier use items shall not be used or installed, unless expressly permitted elsewhere herein or by separate written consent of Landlord.

                    (iii) Should Tenant's total rated electrical design load per square foot in the Premises exceed the Building standard rated electrical design load, on a per Rentable Square Foot basis, as determined by Landlord from time to time, for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building standard circuits, as such share is determined by Landlord in Landlord's reasonable judgment, Landlord may (at Tenant's expense), if reasonably possible, install within the Building one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated transformer (the "Additional Electrical Equipment") as necessary to accommodate the aforesaid requirements. If the Additional Electrical Equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building standard rated electrical design load (on a per Rentable Square Foot basis), then a meter may also be added by Landlord (at Tenant's expense) to measure the electricity provided through the Additional Electrical Equipment.

               (c) If Tenant uses HVAC services for a period in excess of Business Hours, Landlord also reserves the right to charge Tenant as additional rent a reasonable sum as reimbursement for the direct cost of such added services. Landlord further reserves the right to install separate metering devices for the purpose of determining such excessive periods and/or amounts at Tenant's sole cost and expense. In the event of disagreement as to the reasonableness of such additional charge, the opinion of the appropriate local utility company or an independent professional engineering firm selected b Landlord shall prevail.

               (d) In the event of any failure or interruption of any service or utility whether caused by breakage, accident, strikes, repairs, failure of fuel supply, or for any other cause or causes, Tenant shall not be entitled to any abatement or set off of Rent or Additional Rent payable hereunder except if, and only if, such failure or interruption in service was caused solely by the negligence or wilful misconduct of Landlord and such failure continues for five
(5) business days after Landlord's receipt of written notice thereof from Tenant. However, in no event shall Landlord be liable to Tenant for any direct, indirect or consequential damages, or for damages caused directly or indirectly by any malfunction of Tenant's computer systems resulting from or arising out of the failure or malfunction of any electrical, air conditioning or other system serving the Building, and Tenant hereby expressly waives rights to make any such claim against Landlord.

          9.   DESTRUCTION OR DAMAGE TO PREMISES

               (a) Tenant shall promptly notify Landlord of any damage to the Premises or the Building occasioned by fire, the elements, casualty or any other cause. If the Premises are totally destroyed (or so substantially damaged as to be untenantable in the reasonable determination of an architect selected by Landlord ("Architect")) by storm, fire, earthquake or other casualty or any ocher cause, Landlord shall have the option to terminate this Lease. In the event such damage, in the reasonable determination of the Architect cannot be repaired within one hundred eighty (180) days from the date of the Architect's determination (which shall be made not less than thirty (30) days from the date of such damage or destruction), then this Lease shall terminate. If, in Architect's reasonable determination, the damage can be repaired and the Premises restored to Tenant's use within one hundred eighty (180) days from the date of the Architect's determination, then, if Landlord elects (in Landlord's sole discretion), Landlord shall repair the damage and restore the Premises (including the Tenant Improvement Work) to its prior condition.

          In the event Landlord fails to complete such restoration with reasonable diligence within one hundred eighty (180) days of the date of the Architect's determination, as described above, this Lease may be terminated upon written notice from either party to the other given not more than ten (10) days following the expiration of said one hundred eighty (180) day period. In the event such notice is not given, then this Lease shall remain in force and effect and Rent shall commence upon delivery of the Premises to Tenant in a tenantable condition (evidenced by notice to Tenant that the Premises are in Landlord's judgment substantially repaired). In the event such damage or destruction occurs within six (6) months of the expiration of the Term, Tenant may, at its option on written notice to Landlord within thirty (30) days of such destruction or damage, terminate this Lease as of the date of such destruction or damage. Tenant shall not have the right to cancel this Lease if the damage to the Premises is the result of Tenant's willful misconduct.

               (b) Unless this Lease is terminated pursuant to Paragraph 9(a) above, Landlord shall commence and thereafter pursue diligently and as expeditiously as practicable, the repair and restoration of damage to the Premises, using standard working methods and procedures; provided, however, that for purposes of this Paragraph 9, Landlord shall not be obligated to commence any repair or restoration until insurance proceeds are actually received by Landlord and Landlord's repair obligations shall be limited to the extent of the insurance proceeds actually received by Landlord therefor which have not been required by the holder of any mortgage or deed to secure debt encumbering any portion of the Property to be applied toward the reduction of any indebtedness secured by the Property.

               (c) The Rent shall abate in proportion to that part of the Premises (measured in Rentable Square Feet) rendered unfit for use in Tenant's business as a result of such damage or casualty. The nature and extent of interference to Tenant's ability to conduct business in the Premises shall be considered in determining the amount of said abatement, and the abatement shall commence and continue from the date the damage occurred until ten (10) days after the date Landlord substantially completes the repair and restoration of the Premises and gives notice to Tenant that said repairs and restoration are substantially completed, or until Tenant again uses the Premises or the portions thereof rendered unusable, whichever occurs first.

               (d) Notwithstanding anything to the contrary contained or implied elsewhere in this Lease, Landlord is not and shall not be obligated to repair or restore damage to Tenant's trade fixtures, furniture, furnishings, equipment or other personal property, or any Tenant's Work, except for the Tenant Improvement Work.

               (e) If during the Term of this Lease, the Building is so damaged by fire or other casualty or any other cause (regardless of whether the Premises also are damaged) such that (i) in Landlord's reasonable judgment repair and restoration of the Building is economically infeasible; (ii) the holder of any mortgage or deed to secure debt encumbering the Building or the Property shall not allow adequate insurance proceeds to be made available for repair and restoration; (iii) the damage is not covered by Landlord's insurance; or (iv) the Lease is in the last twelve (12) months of its Term, then Landlord may cancel this Lease by giving written notice thereof within thirty (30) days after Landlord knows of the damage to the Building. Any such cancellation notice must specify the cancellation date, which shall be at least thirty (30) but no more than sixty (60) days after the date notice of cancellation is given.

               (f) If either party cancels this Lease as permitted under this Paragraph 9, then this Lease shall end on the date specified in the cancellation notice. The Rent, including any additional rent, and other charges shall be payable up to the cancellation date, after taking into account any applicable abatement. Landlord shall promptly refund to Tenant any prepaid, unaccrued Rent and additional rent (after taking into account any applicable abatement), plus the Security Deposit, if any, less any sums then owing by Tenant to Landlord.

          10.  DEFAULT BY TENANT; LANDLORD'S REMEDIES

               (a) The occurrence of any of the following shall constitute an event of default hereunder by Tenant:

                    (i) The Rent or any other sum of money due of Tenant hereunder is not paid (1) within five (5) days after receipt by Tenant of notice from Landlord of late payment, which notice Landlord shall be obligated to give not more than two (2) times in any calendar year; or (2) after Landlord has given two (2) late payment notices to Tenant in any calendar year, for the balance of such calendar year, within ten (10) days of the date when due;

                    (ii) Any petition is filed by or against Tenant under any section or chapter of the National or Federal Bankruptcy Act or any other applicable Federal or State bankruptcy, insolvency or other similar law, and, in the case of a petition filed against

Tenant, such petition is not dismissed within sixty (60) days after the date of such filing; if Tenant shall become insolvent or transfer property to defraud creditors; if Tenant shall make an assignment for the benefit of creditors; or if a receiver is appointed for any of Tenant's assets;

                    (iii) Tenant fails to bond off or otherwise remove any lien filed against the Premises or the Building by reason of Tenant's actions, within fifteen (15) days after Tenant has notice of the filing of such lien;

                    (iv) Tenant fails to observe, perform and keep the covenants, agreements, provisions, stipulations, conditions, and Rules and Regulations herein contained to be observed, performed and kept by Tenant and persists in such failure after twenty (20) days written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such failure to comply on the part of Tenant would reasonably require more than twenty (20) days to rectify, unless Tenant commences rectification within the twenty (20) day period and thereafter promptly, effectively and continuously proceeds with the rectification of the failure to comply on the part of Tenant and, in all such events, cures such failure to comply on the part of Tenant no later than sixty (60) days after such notice);

                    (v) If all or any part of this Lease shall be assigned, or if all or any part of the Premises shall be sublet, either voluntarily or by operation of law, except in strict accordance with the requirements of Paragraph 11 hereof;

                    (vi) If Tenant shall default with respect to any other lease or agreement between Landlord and Tenant;

                    (vii) Tenant or any guarantor of Tenant's obligations ("Guarantor") (if either is a corporation) is liquidated or dissolved or its charter expires or is revoked, or Tenant or Guarantor (if either is a partnership or business association) is dissolved or partitioned, or Tenant or Guarantor (if either is a trust) is terminated or expires, or if Tenant or Guarantor (if either is an individual) dies.

               (b) Upon the occurrence of an event of default, Landlord shall have the option to do and perform any one or more of the following:

                    (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have, enter upon the Premises without the requirement of resorting to the dispossessory procedures and expel or remove Tenant and Tenant's effects without being liable for any claim for trespass or damages therefor. Upon any such termination, Tenant shall remain liable to

Landlord for damages, due and payable monthly on the day Rent would have been payable hereunder, in an amount equal to the Rent and any ocher amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord, after deducting all of Landlord's costs and expenses (including, without limitation, brokerage and attorneys' fees and expenses) incurred in connection with or in any way related to the termination of this Lease, eviction of Tenant and such reletting; and/or

                    (ii) Declare the entire amount of Rent calculated on the current rate being paid by Tenant, and other sums which in Landlord's reasonable determination would become due and payable during the remainder of the Term (including, but not limited to, increases in Rent pursuant to Paragraph 2(b) and 3 herein), discounted to present value by using a reasonable discount rate selected by Landlord, to be due and payable immediately. Upon such acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other amounts theretofore due, at Landlord's address as provided herein; provided however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such an event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). Upon making such payment, Tenant shall receive from Landlord all rents received by Landlord from other tenants renting the Premises during the Term, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence, less all of Landlord's costs and expenses (including, without limitation, brokerage and reasonable attorneys' fees and expenses) incurred in connection with or in any way related to termination of this Lease, eviction of Tenant and the reletting of the Premises. The acceptance of such payment by Landlord shall not constitute a waiver of rights or remedies to Landlord for any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease; and/or

                    (iii) Enter the Premises as the agent of Tenant without the requirement of resorting to the dispossessory procedures and without being liable for any claim for trespass or damages therefor, and, in connection therewith, rekey the Premises, remove Tenant's effects therefrom and store the same at Tenant's expense, without being liable for any damage thereto, and relet the Premises as the agent of Tenant, with or without advertisement, by private negotiations or otherwise, for any term Landlord deems proper, and receive the rent therefor. Tenant shall pay Landlord on demand any deficiency that may arise by reason of such reletting, but Tenant shall not be entitled to any surplus so arising. Tenant shall reimburse Landlord for all costs and expenses (including, without limitation, brokerage and reasonable attorneys' fees and expenses) incurred in connection with or in any way related to the eviction of Tenant and reletting the Premises, and for the amount of any other Rent which would have been due from Tenant to Landlord hereunder which is not recovered from reletting or due to inability to relet the Premises. Landlord, in addition to but not in lieu of or in limitation of any other right or remedy provided to Landlord under the terms of this Lease or otherwise (but only to the extent such sum is not reimbursed to Landlord in conjunction with any other payment made by Tenant to Landlord), shall have the right to be promptly repaid by Tenant the amount of all reasonable sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the Premises to Tenant's specifications and any and all costs and expenses incurred in renovating or altering the Premises to make it suitable for reletting; and/or

                    (iv) As agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease, including, but not limited to, entering the Premises, without being liable to prosecution or any claims for damages in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise; and/or

                    (v) Pursue any other right or remedy available to Landlord at law or in equity.

               (c) Pursuit by Landlord or any of the foregoing remedies shall not preclude the pursuit of any damages incurred, or of any of the other remedies provided herein or available, at law or in equity.

               (d) No act or thing done by Landlord or Landlord's employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, or at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, or at law or in equity. Any waiver of or redress for any violation of any covenant or condition contained in this Lease or any of the Rules and Regulations now or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach.

          11.  ASSIGNMENT AND SUBLETTING

               (a) Tenant shall not sublet any part of the Premises, nor assign, pledge or encumber this Lease or any interest herein, without the prior written consent of

Landlord. Landlord shall be entitled to deny consent to an assignment or sublease if, by way of illustration but not limitation, the rate of compensation, including, but not limited to, all rent, requested by Tenant for the portion of the Premises to be subleased or for the assignment of the Lease would materially impact upon or impair, in Landlord's reasonable judgment, Landlord's ability to rent space in the Building at the then market rate as offered by Landlord or if the financial statements of the proposed assignee or sublessee are unsatisfactory. Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. In the event a sublease or assignment is consented to by Landlord, any sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant's liability hereunder, In the event Landlord gives its consent to any such assignment or sublease, fifty percent (50%) of any rent or other cost to the assignee or subtenant for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall be due and payable, and shall be paid, to Landlord. In the event a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the reasonable and customary third-party costs incurred by Landlord, in Landlord's reasonable judgment (including, but not limited to, the use and time of Landlord's personnel), for all of the necessary legal and accounting services required to accomplish such assignment or subletting, as the case may be. Any transfer, assignment or sublease of all or any portion of the Premises or Tenant's interest under this Lease made without Landlord's consent shall be void and of no force or effect.

          (b) The sale or transfer of Tenant's voting stock (if not a publicly traded corporation) or partnership interest (if a partnership) resulting in the transfer of control of a majority of such stock or interest, or the occupancy of the Premises by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. Notwithstanding the foregoing to the contrary, Tenant may assign this Lease to a corporation resulting from the merger by Tenant with another entity or to a corporation acquiring all or substantially all of Tenant's assets as a going concern of the business that is conducted from the Premises without Landlord's consent provided that (i) Tenant, in advance of such assignment, provides written notice to Landlord containing such financial information regarding the surviving entity or acquiring entity as shall reasonably requested by Landlord to assess its financial condition, (ii) the net worth of such surviving entity shall be at least equal to that of Tenant on the date of execution of this Lease (adjusted for inflation), (iii) the assignee assumes the obligations of the Tenant under this Lease in writing, and (iv) Tenant remains liable under the Lease.

          (c) Any assignment or sublease by Tenant to any corporation or partnership that is controlled by, or is under common control with, Cognizant Corporation may be made on prior notice to Landlord but shall not require the consent of Landlord, provided that IMS America, Ltd. shall remain liable under this Lease, and any further sublease or assignment shall be subject to all of the terms and conditions of this Section 11.

          12.  CONDEMNATION

               (a) If all of the Premises, or a part of such Premises such that the Premises in the commercially reasonable judgment of the Architect are untenantable, are taken by virtue of eminent domain or other similar proceeding or are conveyed in lieu of such taking, this Lease shall expire on the date when title or right of possession shall vest, and any Rent paid for any period beyond said date shall be repaid to Tenant. In the event of a partial taking where this Lease is not terminated, the Rent shall be adjusted in proportion to the Rentable Square Feet of Premises taken, as determined by the Architect, and Landlord shall restore the remaining portion of the Premises to substantially the same condition they were in prior thereto, to the extent practical, to render it reasonably suitable for Tenant's use provided, however, that Landlord shall not be obligated to expend an amount greater than the award received by Landlord in connection with such restoration, and such restoration shall be subject to zoning laws and building codes then in existence. In either event, Landlord shall be entitled to, and Tenant shall not have any right to claim, any award made in any condemnation proceeding, action or ruling relating to the Building or the Property; provided however, Tenant shall be entitled to make a claim in any condemnation proceeding, action or ruling relating to the Building for Tenant's moving expenses, loss of goodwill and the unamortized value of leasehold improvements in the Premises actually paid for by Tenant, to the extent such claim does not in any manner impact upon or reduce Landlord's claim or award in such condemnation proceeding, acting or ruling.

               (b) Landlord shall have, in Landlord's sole discretion, the option of terminating this Lease in the event any such condemnation, action or ruling or conveyance in lieu thereof makes continuation of Landlord's use of the Building as contemplated herein economically unfeasible.

               (c) Tenant shall have the right to terminate this Lease in the event that more than twenty percent (20%) of the Rental Square Footage of the Premises are taken by virtue of eminent domain during the last six (6) months of the Term.

          13.  RIGHT TO ENTER

          Landlord, its agents or employees may enter the Premises at all reasonable times (including Business Hours) with at least twenty-four (24) hours advance notice, and at any time without notice in the event of an emergency, to: (a) exhibit the Premises to prospective purchasers or tenants of the Building or the Premises;
(b) inspect the Premises to see that Tenant is complying with its obligations hereunder; (c) make repairs, alterations, improvements and additions required of Landlord under the terms hereof, or that are advisable in Landlord's determination to preserve the integrity, safety and good order of all or any part of the Premises or the Building, including any systems serving the Building which run through the Premises, or which may be necessary to comply with applicable laws, ordinances or other requirements of any governmental entity or agency having jurisdiction; (d) provide janitorial or other services required under this Lease; and (e) remove any alterations, additions or improvements made by Tenant in violation of Paragraph 7(b) hereof.

          14.  SUBORDINATION

               (a) This Lease shall be subject and subordinate to any underlying land leases or deed to secure debt which may now or hereafter affect this Lease, the Building or the Property and also to all renewals, modifications, extensions, consolidations, and replacements of such underlying land leases and such deeds to secure debt. Such subordination shall be effective without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant agrees that, in confirmation of the subordination set forth in this Paragraph 14, Tenant shall, at Landlord's request, execute and deliver such further instruments as may be desired by any holder of a deed to secure debt (a "Mortgagee") or by any lessor under any such underlying land leases (a "Lessor"). Tenant shall also deliver to any such Mortgagee or Lessor within ten (10) business days of written request an attornment agreement, providing that such Tenant shall continue to abide by and comply with the terms and conditions of this Lease in the event such Mortgagee or Lessor takes title to the Property, so long as the Mortgagee or Lessor delivers to Tenant a non-disturbance agreement (which non-disturbance agreement may be a part of the above-mentioned attornment agreement), which non-disturbance agreement shall provide that so long as Tenant continues to abide by the terms and conditions of this Lease, Mortgagee or Lessor, whichever the case may be, will permit Tenant to continue to occupy the Premises. Landlord shall use reasonable efforts to obtain a non-disturbance and attornment agreement for Tenant from its existing Mortgagee, and from any future Mortgagee, provided that Tenant shall not interfere with Landlord's relationship with any such Mortgagee and the failure of such Mortgagee to provide such subordination and attornment agreement shall not affect the validity of this Lease or of the automatic subordination of this Lease to any mortgage held by such Mortgagee as provided above.

               (b) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale or conveyance in lieu of foreclosure under any deed to secure debt, Tenant shall at the option of the purchaser at such foreclosure or other sale, attorn to such purchaser and recognize such person as Landlord under this Lease. Tenant agrees that the institution of any suit, action or other proceeding by a Mortgagee or a Lessor, a sale of the Property pursuant to the powers granted to a Mortgagee under its deed to secure debt, or a termination or cancellation of a ground lease by Lessor, shall not, by operation of law or otherwise, result in the cancellation or the termination of this Lease or of the obligations of the Tenant hereunder.

               (c) In the event that such purchaser requests and accepts such attornment, from and after the time of such attornment, Tenant shall have the same remedies against such purchaser for the breach of an agreement contained in this Lease that Tenant might have had against Landlord if the deed to secure debt had not been terminated or foreclosed except that such purchaser shall not be (i) liable for any act or omission of the prior Landlord; (ii) subject to any offsets or defenses which Tenant might have against the prior Landlord; (iii) bound by any Rent which Tenant might have paid more than one (1) month in advance to the prior Landlord, or (iv) bound by any Security Deposit which Tenant might have paid to Landlord, unless such Security Deposit is actually received by such purchaser.

          15.  INDEMNIFICATION AND HOLD HARMLESS

               (a) Tenant does hereby agree to defend, indemnify and hold Landlord harmless from and against any and all liability for any injury to or death of any person or persons or any damage to property in any way arising out of or in connection with the condition, use or occupancy of the Premises, or in any way arising out of any activities in or about the Premises, the Building or other portions of the Property, of Tenant, its assignees or subtenants or of the respective agents, employees, licensees, contractors or invitees of Tenant or its assignees or subtenants, and from all costs, expenses and liabilities (including, but not limited to, court costs and reasonable attorneys' fees) incurred by Landlord in connection therewith, excepting however, liability caused by or resulting from the negligence or willful misconduct of Landlord or its agents, employees, licensees or contractors.

               (b) Tenant covenants and agrees that Landlord shall not be liable to Tenant for any injury to or death of any person or persons or for damage to any property of Tenant, or any person claiming through Tenant, arising out of any accident or occurrence in or about the Premises or other portions of the Building or the Property, including, but not limited to, injury, death or damage caused by the Premises or other portions of the Building becoming out of repair or caused by any defect in or failure of equipment, pipes or wiring, or caused by broken glass, or caused by the backing up of drains, or caused by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises, or caused by fire or smoke or caused by the acts or omissions of other tenants and occupants of the Building.

               (c) Tenant agrees to report in writing to Landlord any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone immediately in such instance.

               (d) Landlord does hereby agree to defend, indemnify and hold Tenant harmless from and against any and all liability for any injury to or death of any person or persons or damage to property arising out of Landlord's or Landlord's agent's, employees', licensees', contractors' or invitees' negligent acts or omissions, and from all costs, expenses and liabilities (including, but not limited to, court costs and reasonable attorneys' fees) incurred by Tenant in connection therewith, excepting, however, liability caused by or resulting from the negligence or willful misconduct of Tenant, its agents, employees, licensees, contractors or invitees.

          16.  INSURANCE

               (a) Tenant shall carry (at its sole expense during the Term) (i) all-risk insurance, or its equivalent, insuring Tenant's interest in its improvements to the Premises and any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by it and contained therein, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property, as such may increase from time to time; and (ii) worker's compensation insurance as required by applicable law. Tenant shall also procure and maintain throughout the Term a policy or policies of insurance, insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or other portions of the Building or Property, such policy to have a combined single limit of not less than Three Million and No/100 Dollars ($3,000,000) for any bodily injury or property damage occurring as a result of or in conjunction with the above. Landlord and Tenant shall each have included in all policies of insurance respectively obtained by them with respect to the Building or the Premises a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. To the full extent permitted by law, Landlord and Tenant each waive all right of recovery against the other for, and agree to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage; provided however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated. All said insurance policies shall be carried with companies licensed to do business in the State of New Jersey reasonably satisfactory to Landlord and shall be noncancelable except after thirty (30) days' written notice to Landlord. Duly executed certificates of such insurance shall be delivered to Landlord prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term. Each insurance policy will contain a provision requiring thirty (30) days prior written notice to Landlord and any named insured if the policy is cancelled or not renewed.

               (b) Throughout the making of any alterations or improvements (other than mere decorations) by Tenant, its agent, contractors or employees, Tenant, at its expense, shall carry or cause to be carried (i) workmen's compensation insurance in statutory limits, covering all persons employed in connection with such Improvements, (ii) all-risk property insurance, completed value form, covering all physical loss (including any loss of or damage to supplies, machinery and equipment) in connection with the making of such alterations or improvements, and (iii) comprehensive liability insurance, with completed operations endorsement, covering any occurrence in or about the Property in connection with such improvements, which comprehensive liability insurance policy shall have a combined single limit of not less than Three Million and No/100 dollars ($3,000,000). Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect before the commencement of its improvements and, on request, at reasonable intervals thereafter. Duly executed certificates of such insurance shall be delivered to Landlord prior to the commencement of any such alterations or improvements. Each policy shall name Landlord and any other person designated by Landlord as an additional insured and shall contain a provision requiring thirty (30) days prior written notice to Landlord and any named insured in the policy is cancelled or not renewed.

              (c) Throughout the term of this Lease, Landlord shall carry commercial general public liability insurance and extended fire and casualty insurance covering the Building and Property, with such companies and in such amounts (with such deductibles) as Landlord shall reasonably determine.

          17.  ENTIRE AGREEMENT - NO WAIVER

          This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally, and can be modified only in writing, executed by each party hereto.

          18.  HOLDING OVER

          If Tenant remains in possession of the Premises after expiration of the Term, or after any permitted termination of the Lease by Landlord, with Landlord's acquiescence and without any written agreement between the parties, Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the Monthly Base Rental for said holdover period shall be one hundred fifty percent (150%) of the amount of Rent due in the last full month of the Term. There shall be no renewal of this Lease by operation of law. Nothing in this Paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration or earlier termination of the Term.

          19.  HEADINGS

          The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

          20.  NOTICES

               (a) Any notice by either party to the other shall be valid only if in writing and shall be deemed to be duly given only if delivered personally or sent by certified mail or via reputable overnight courier that issues written receipts, addressed (i) if to Tenant, at the Premises, with a copy to Cognizant Corporation, 200 Nyala Farms Road, Westport, Connecticut 06880, Attention:
Director of Global Real Estate and (ii) if to Landlord, at Landlord's address set forth above, or at such other address for either party as that party may designate by notice to the other. Notice shall be deemed given, if delivered personally, upon delivery thereof, and if mailed, upon the mailing thereof.

               (b) Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings Corporation Trust Corporation, 820 Bear Tavern Road, West Trenton, New Jersey 08628.

          21.  HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES

               (a) The provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective permitted successors, heirs, legal representatives and assigns, it being understood that the term "Landlord" as used in this Lease means only the owner or prime lessee (or the ground lessee) for the time being of the Property and Building of which the Premises are a part, so that in the event of any sale or sales of said Property or assignment of the prime lease (or of any ground lease thereof), Landlord named herein shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, assignee, or the ground lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Property and Building. Should the Property and the entire Building be severed as to ownership by sale and/or lease, then the owner of the entire Building or lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed "Landlord". Tenant shall be bound to any such succeeding party for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such party.

               (b) The parties "Landlord" and "Tenant" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

          22.  ATTORNEY'S FEES

          In the event of any law suit or court action between Landlord and Tenant arising out of or under this Lease or the terms and conditions stated herein, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

          23.  SECURITY DEPOSIT

               (a) Tenant has this day deposited with Landlord the Security Deposit (if any) specified in Paragraph 2 as security for the performance by Tenant of all of the terms, covenants and conditions of this Lease upon Tenant's pan to be performed. Landlord shall have no obligation to segregate such Security Deposit from any other funds of Landlord, and interest earned on such Security Deposit, if any, shall belong to Landlord. The Security Deposit shall be returned to Tenant within thirty (30) days after the expiration of the Term hereof, provided Tenant has fully performed its obligations hereunder. Landlord shall have the right to apply any party of the Security Deposit to cure any default of Tenant and if Landlord does so, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Term of this Lease. In the event of a sale or lease of the Building subject to this Lease, Landlord shall transfer the Security Deposit to the vendee or lessee, and Landlord shall thereupon be released from all liability for the return of such Security Deposit. Tenant shall look solely to the successor Landlord for the return of said Security Deposit. This provision shall apply to every transfer or assignment made of the Security Deposit to a successor Landlord. The Security Deposit shall not be assigned or encumbered by Tenant without the prior written consent of Landlord and any such unapproved assignment or encumbrance shall be void.

               (b) Notwithstanding the foregoing, in the event that after the execution of this Lease and delivery to Landlord of the Security Deposit (i) Tenant provides Landlord with a guaranty of the Rent payments hereunder, in form and substance acceptable to Landlord in its sole discretion, signed by Cognizant Corporation, or (ii) Tenant provides Landlord with financial statements and other financial information regarding Tenant as is requested by Landlord which establishes to Landlord, in Landlord's sole discretion, that Tenant has a significant net worth, then Landlord shall return the Security Deposit to Tenant and Tenant's obligations under this Paragraph 23 shall terminate.

          24.  RULES AND REGULATIONS

          The Rules and Regulations set forth in Exhibit "C" are a part of this
                                                 -----------
Lease. Landlord may from time to time amend, modify, delete or add new and additional reasonable Rules and Regulations for the use, operation, safety, cleanliness and care of the Premises and the Building. Such new or modified Rules and Regulations shall be effective upon notice thereof to Tenant. Tenant will cause its employees and agents, or any others permitted by Tenant to occupy or enter the Premises to at all times abide by the Rules and Regulations. In the event of any breach of any Rules and Regulations, Landlord shall have all remedies in this Lease provided for in the event of default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Rules and Regulations. Landlord shall not be responsible to Tenant for the nonobservance by any other tenant or person of any such Rules and Regulations.

          25.  INTENTIONALLY DELETED

          26.  LATE PAYMENTS

          Any payment due of Tenant hereunder not received by Landlord within five (5) days of the date when due shall be assessed a five percent (5%) charge for Landlord's administrative and other costs in processing and pursuing the payment of such late payment, and shall be assessed an additional four percent (4%) charge for the aforesaid costs of Landlord for each month thereafter until paid in full. Acceptance by Landlord of a payment, and the cashing of a check, in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and in no way be an accord and satisfaction. This provision does not prevent Landlord from declaring the non-payment of Rent when due an event of default hereunder.

          27.  ESTOPPEL CERTIFICATE

          At any time during the period beginning with the execution of this Lease and ending with the termination of this Lease, Tenant shall, within ten
(10) business days of the request by Landlord, execute, acknowledge and deliver to Landlord, any Mortgagee, prospective Mortgagee, Lessor, or any prospective purchaser of the Property, the Building, or both (as designated by Landlord), or any prospective purchaser or transferee of the Building an estoppel certificate in recordable form, or in such other form as Landlord may from time to time require, evidencing whether or not (a) this Lease is in full force and effect;
(b) this Lease has been amended in any way; (c) Tenant has accepted and is occupying the Premises; (d) there are any existing defaults on the part of Landlord hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of Tenant (specifying the nature of such defaults, defenses or offsets, if any); (e) the date to which Rent and other amounts due hereunder, if any, have been paid; and (f) any such other information as may be reasonably requested by Landlord regarding the Lease. Each certificate delivered pursuant to this Paragraph may be relied on by Landlord, any prospective purchaser or transferee of Landlord's interest hereunder, or any Mortgagee or prospective Mortgagee, or any Lessor.

          28.  SEVERABILITY AND INTERPRETATION

               (a) If any clause or provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforceable, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

               (b) Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

          29.  MULTIPLE TENANTS

          If more than one individual or entity comprises and constitutes Tenant, then all individuals and entities comprising Tenant are and shall be jointly and severally liable for the due and proper performance of Tenant's duties and obligations arising under or in connection with this Lease.

          30.  FORCE MAJEURE

          Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by causes beyond Landlord's control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God.

          31.  QUIET ENJOYMENT

          So long as Tenant is in full compliance with terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

          32.  BROKERAGE COMMISSION; INDEMNITY

          TENANT WARRANTS AND REPRESENTS THAT IT HAS DEALT WITH NO BROKER OR FINDER IN CONNECTION WITH THIS LEASE EXCEPT FOR KOLL REAL ESTATE SERVICES COMPANY AND THE EDWARD S. GORDON CO. OF NEW JERSEY, INC. ("BROKERS"). TENANT AGREES TO DEFEND AND INDEMNIFY LANDLORD AGAINST ANY BROKERAGE CLAIMS RELATED TO THIS LEASE OTHER THAN BY BROKERS.

          33.  EXCULPATION OF LANDLORD

               Landlord's liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building. Neither Landlord, nor any of the partners of Landlord, nor any officer, director, or shareholder of Landlord shall have any personal liability whatsoever with respect to this Lease.

          34.  ORIGINAL INSTRUMENT

          Any number of counterparts of this Lease may be executed, and each such counterpart shall be deemed to be an original instrument.

          35.  NEW JERSEY LAW

          This Lease has been made under and shall be construed and interpreted under and in accordance with the laws of the State of New Jersey.

          36.  NO RECORDATION OF LEASE

          Without the prior written consent of Landlord, neither this Lease nor any memorandum thereof shall be recorded or placed on public record.

          37.  HAZARDOUS WASTES/ENVIRONMENTAL COMPLIANCE

               (a) Tenant covenants and agrees that Tenant will not store, use, or dispose of any Hazardous Materials (as hereinafter defined) on or about the Premises, Building or Property. Tenant further agrees to indemnify and hold Landlord harmless from and against all claims, costs, liabilities, losses and damages, including but not limited to reasonable attorneys' fees and costs of litigation, incurred as a result of a release or threatened release of Hazardous Materials on the Premises, Building or Property caused by Tenant, its agents, employees, contractors, invitees or others for which Tenant is legally responsible. The foregoing indemnification of Landlord by Tenant includes, without limitation, all costs incurred by or imposed upon Landlord in connection with any judgments, damages, penalties, fines, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of any space or of any amenity in or around the Building in which the Premises are located, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) or in connection with the investigation of site conditions or any clean-up, or remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision occurring as a result of the presence of any Hazardous Material in the Premises caused or permitted by Tenant or for which Tenant is legally liable. Tenant's obligations under this Paragraph will survive the termination or early expiration of the Lease. Any default under this Paragraph 37 shall be a material default enabling Landlord to exercise any of the remedies set forth in this Lease.

               (b) Tenant agrees to comply with the provisions of the New Jersey Industrial Site Recovery Act ("ISRA"), if applicable, or any similar applicable laws, prior to its termination of any activities in the Premises or the expiration of the term of this Lease, whichever is earlier. If ISRA is not applicable, Tenant will use best efforts to obtain a Letter of Nonapplicability from the New Jersey Department of Environmental Protection by the time stated in the previous sentence. If in connection with a sale, transfer, or mortgage of the Real Property by Landlord or other transaction by the Landlord where Landlord is required or deems it desirable to comply with ISRA, Tenant will cooperate with Landlord and provide any information reasonably requested by Landlord to comply with ISRA or to obtain a Letter of Nonapplicability.

               (c) Landlord shall indemnify and hold harmless Tenant from any and all claims, liabilities, losses, damages or costs (including, without limitation, reasonable attorneys' fees) arising out of or related to any and all Environmental Conditions or Environmental Compliance Liability, except those caused by Tenant, or its agents, employees, contractors, invitees or others for whom Tenant is legally responsible, or arising out of Tenant's use of the Premises.

               (d) For the purposes of this Lease, the following terms shall be defined as follows:

                    (i) "Environmental Conditions" shall mean all circumstances with respect to soil, surface waters, ground waters, ponds, stream sediment, air, building materials and similar environmental media, on the Property that may require remedial action and/or that may result in claims and/or demands by and/or liabilities to third-parties including, but not limited to, governmental entities.

                    (ii) "Environmental Compliance Liability" means any and all liabilities arising under or related to compliance with any Environmental Law applicable to the Property or any operations or assets associated with the Property, including, without limitation, the Premises, which may result in claims and/or demands by and/or liability to third-parties, including, without limitation, governmental authorities.

                    (iii) "Hazardous Materials" means any petroleum, petroleum products, fuel oil, waste oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous waste, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, pollutants, toxic pollutants, herbicides, fungicides, rodenticides, insecticides, contaminants, or pesticides including, but not limited to, any other element, compound, mixture, solution or substance which may pose or present a potential hazard to human health or to the environment, provided that in each case the foregoing are listed as "hazardous materials" or "hazardous substances" under Environmental Laws.

                    (iv) "Environmental Laws" means any and all federal, state, local or municipal written and published laws, rules, orders, regulations, statutes, ordinances, or codes, or requirements of any governmental authority relating or imposing standards of liability or standards of conduct concerning air, water, solid waste, and other environmental, health, safety, building, land use and local government concerns.

          38.  LEASE BINDING UPON DELIVERY; NO OPTION

          Submission of this Lease for examination and negotiation does not constitute an option to lease or reservation of space for the Premises. This Lease shall be effective only when executed by both parties and received by Landlord. If this Lease has been submitted to Tenant in form already signed by Landlord, it evidences only Landlord's offer to enter into this Lease on the exact terms provided as delivered, which offer may be revoked at any time and which may additionally expire at any certain time established by Landlord in writing.

          39.  INTENTIONALLY DELETED

          40.  JURISDICTION; SERVICE; WAIVER OF JURY TRIAL

          Tenant hereby consents to the jurisdiction of the courts of the State of New Jersey or of the United States District Courts of New Jersey. Tenant hereby waives the requirement of service pursuant to the applicable rules of such courts, and consents to accept service by certified mail, return receipt requested, to the address set forth in Paragraph 20(b) above. It is mutually agreed that Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other as to any matters arising out of or in any way connected with this Lease.

          41.  TENANT'S FINANCIAL STATEMENTS

          If requested in writing by Landlord, Tenant shall, within ninety (90) days of the end of each fiscal year of Tenant, deliver to Landlord a current balance sheet and statement of profit and loss for the preceding year prepared and reviewed by an independent certified public accountant in accordance with generally accepted accounting principal consistently applied.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal, on the day and year first above written.

                                   "TENANT":

                                   IMS AMERICA, LTD., a New Jersey
                                   corporation


                                   By: /s/ Myron E. Holugiak
                                      -------------------------------------
                                      Name: Myron E. Holugiak
                                           --------------------------------
                                      Title: General Manager
                                            -------------------------------


                                    "LANDLORD":

                                   TOWNSEND PROPERTY TRUST
                                   LIMITED PARTNERSHIP, doing
                                   business in New Jersey as TPT Limited
                                   Partnership

                                      By:  DWT ATRIUM. INC., its
                                           general partner


                                      By: /s/[ILLEGIBLE]
                                         ----------------------------------
                                         Name: /s/[ILLEGIBLE]
                                              -----------------------------
                                         Title: Vice President
                                               ----------------------------

                                   EXHIBIT A
                                   ---------


                               SECOND FLOOR PLAN

                                  EXHIBIT B
                                  ---------

ALL THAT CERTAIN TRACT, PARCEL AND LOT OF LAND LYING AND BEING SITUATE IN THE TOWNSHIP OF FRANKLIN, COUNTY OF SOMERSET, STATE OF NEW JERSEY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING KNOWN AS BLOCK 468.01, LOT 21.06 AS SHOWN ON A MAP ENTITLED "AMENDED SECTION TWO OF THE ATRIUM AT SOMERSET, TOWNSHIP OF FRANKLIN, SOMERSET COUNTY, NEW JERSEY" FILED IN THE SOMERSET COUNTY CLERK'S OFFICE DECEMBER 14, 1983. AS MAP NUMBER 2067. BEING FURTHER DESCRIBED AS BEGINNING AT A POINT IN THE MOST SOUTHEASTERLY LINE OF THE WHOLE TRACT OF WHICH THIS IS A PART BEING DISTANT 1050.23 FEET ALONG SAID OUTSIDE LINE ON A COURSE OF NORTH 48 DEGREES 54 MINUTES 40 SECONDS EAST FROM THE MOST SOUTHERLY CORNER OF THE WHOLE TRACT OF WHICH THIS IS A PART AND CORNER OF THE LANDS OF WORLDS FAIR ASSOCIATES AND RUNNING; THENCE

1. ALONG THE NORTHEASTERLY LINE OF LOT 21.08 AS SHOWN ON SAID MAP ON A COURSE OF NORTH 4.0 DEGREES 51 MINUTES 00 SECONDS WEST A DISTANCE OF 308.94 FEET TO A POINT; THENCE

2. STILL ALONG SAID LINE OF LOT 21.08 IN A NORTHWESTERLY DIRECTION ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 60.00 FEET AN ARC DISTANCE OF 79.54 FEET TO A POINT; THENCE

3. ALONG THE SOUTHEASTERLY LINE OF LOT 21.07 AS SHOWN ON SAID MAP ON A COURSE OF NORTH 48 DEGREES 44 MINUTES 36 SECONDS EAST A DISTANCE OF 115.14 FEET TO A POINT; THENCE

4. ALONG THE NORTHEASTERLY LINE OF LOT 21.07 AS SHOWN ON SAID MAP IN A NORTHWESTERLY DIRECTION ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 60.00 FEET AN ARC DISTANCE OF 30.17 FEET TO A POINT; THENCE

5. STILL ALONG SAID LINE OF LOT 21.07 IN A NORTHWESTERLY DIRECTION ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 40.00 FEET AN ARC DISTANCE OF 31.82 FEET TO A POINT; THENCE

6. STILL ALONG SAID LINE OF LOT 21.07 ON A COURSE OF NORTH 40 DEGREES MINUTES 00 SECONDS WEST A DISTANCE OF 319.66 FEET TO A POINT; THENCE

7.   ON A COURSE OF NORTH 48 DEGREES 49 MINUTES 16 SECONDS EAST A
DISTANCE OF 58.43 FEET TO A POINT; THENCE

8. STILL ALONG THE SOUTHEASTERLY LINE OF LOT 21.03 AS SHOWN ON A MAP ENTITLED "AMENDED SECTION ONE OF THE ATRIUM AT SOMERSET" FILED IN THE SOMERSET COUNTY CLERK'S OFFICE JUNE 4, 1982 AS MAP NUMBER 1963, ON A COURSE OF NORTH 48 DEGREES 35 MINUTES 40 SECONDS EAST A DISTANCE OF 324.59 FEET TO A POINT; THENCE

9. STILL ALONG SAID LINE OF LOT 21.03 IN A NORTHERLY DIRECTION ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 195.00 FEET AN ARC DISTANCE OF 192.08 FEET TO A POINT; THENCE

10. STILL ALONG SAID LINE OF LOT 21.03 ON A COURSE OF NORTH 7 DEGREES 50 MINUTES 38 SECONDS WEST A DISTANCE OF 7.40 FEET TO A POINT; THENCE

11. STILL ALONG SAID LINE OF LOT 21.03 IN A NORTHERLY DIRECTION ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 35.00 FEET AN ARC DISTANCE OF 48.34 FEET TO A POINT; THENCE

12. STILL ALONG A LINE OF LOT 21.03 ON A COURSE OF NORTH 3 DEGREES 00 MINUTES 57 SECONDS EAST A DISTANCE OF 60.00 FEET; THENCE

13. ALONG THE SOUTHERLY LINE OF LOT 21.04 AS SHOWN ON SAID MAP OF SECTION ONE IN AN EASTERLY DIRECTION ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 250.00 FEET AN ARC DISTANCE OF 193.82 FEET TO A POINT; THENCE

14. STILL ALONG SAID LINE OF LOT 21.04 ON A COURSE OF NORTH 48 DEGREES 35 MINUTES 40 SECONDS EAST A DISTANCE OF 175.00 FEET TO A POINT; THENCE

15. ALONG THE SOUTHWESTERLY LINE OF LOT 21.05 AS SHOWN AS SAID MAP OF SECTION TWO IN AN EASTERLY DIRECTION ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF
110.00 FEET AN ARC DISTANCE OF 172.79 FEET TO A POINT; THENCE

16. STILL ALONG SAID LINE OF LOT 21.05 ON A COURSE OF SOUTH 41 DEGREES 24 MINUTES 20 SECONDS EAST A DISTANCE OF 250.00 FEET TO A POINT; THENCE

17.  STILL ALONG SAID LINE OF LOT 21.05 AND THE SOUTHEASTERLY LINE OF LOT
21.09 IN A SOUTHEASTERLY DIRECTION ALONG A CURVE TO THE LEFT HAVING A RADIUS OF
40.00 FEET AN ARC DISTANCE OF 31.82 FEET TO A POINT; THENCE

18. STILL ALONG SAID LINE OF LOT 21.09 IN A SOUTHEASTERLY DIRECTION ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 60.00 FEET AN ARC DISTANCE OF 99.02 FEET TO A POINT; THENCE

19. STILL ALONG SAID LINE OF LOT 21.09 SOUTH 55 DEGREES 57 MINUTES ??? SECONDS EAST A DISTANCE OF 290.11 FEET TO A POINT; THENCE

20. ALONG AN OUTSIDE LINE OF THE WHOLE TRACT OF WHICH THIS IS A PART ON A COURSE OF SOUTH 15 DEGREES 35 MINUTES 50 SECONDS EAST A DISTANCE OF 97.02 FEET TO A POINT; THENCE

21. STILL ALONG AN OUTSIDE LINE OF THE WHOLE TRACT ON A COURSE OF SOUTH 48 DEGREES 37 MINUTES 00 SECONDS WEST A DISTANCE OF 904.26 FEET TO A POINT; THENCE

22. STILL ALONG AN OUTSIDE LINE OF THE WHOLE TRACT ON A COURSE OF SOUTH 39 DEGREES 47 MINUTES 00 SECONDS EAST A DISTANCE OF 17.16 FEET TO A POINT; THENCE

23. STILL ALONG AN OUTSIDE LINE OF THE WHOLE TRACT ON A COURSE OF SOUTH 48 DEGREES 54 MINUTES 40 SECONDS WEST A DISTANCE OF 249.51 FEET TO A POINT BEING THE POINT OR PLACE OF BEGINNING.

TOGETHER WITH AN EASEMENT BEING IDENTIFIED AS FOLLOWS;
TOGETHER WITH AND SUBJECT TO ALL OF THE RIGHT TITLE AND INTEREST OF S/A ASSOCIATES IN TO AND UNDER THAT CERTAIN DECLARATION OF EASEMENTS DATED APRIL 15, 1982 BY S/A ASSOCIATES RECORDED IN DEED BOOK 1457 PAGE 828 ON APRIL 20, 1982, AS AMENDED BY AMENDMENT TO DECLARATION OF EASEMENTS DATED APRIL 15, 1983 BY S/A ASSOCIATES AND RECORDED IN DEED BOOK 1488 PAGE 315 ON SEPTEMBER 16, 1983

THE ABOVE DESCRIPTION IS IN ACCORDANCE WITH A SURVEY PREPARED BY JOSEPH D. GREENAWAY, P.L.S. DATED JULY 30, 1996 AND LAST REVISED TO AUGUST 22, 1996.

LOT 21.06, BLOCK 468.1, ON THE OFFICIAL TAX MAP OF FRANKLIN TOWNSHIP

                                  EXHIBIT "C"
                                  -----------

                             RULES AND REGULATIONS

          1. Tenant shall not obstruct or encumber or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, passage, court, elevator, vestibule, stairway, corridor, hall or other part of the Building not exclusively occupied by Tenant. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants. Tenant shall coordinate in advance with Landlord's property management department all deliveries to the Building so that arrangements can be made to minimize such interference. Tenant and its employees shall not use any of the parking spaces designated for use by visitors only or the roof of the Building except as specifically authorized in the Lease.

          2. Tenant shall not attach, hang or use in connection with any window or door of the Premises any drape, blind, shade or screen, without Landlord's prior written consent. All awnings, drapes projections, curtains, blinds, shades, screens and other fixtures shall be of a quality, type, design and color, and attached in a manner, approved in writing by Landlord.

          3. Tenant shall not place any showcase, mat or other article in any part of the exterior of the Premises.

          4. Tenant shall not use the water fountains, water and wash closets and other plumbing fixtures for any purpose other than those for which they were constructed, and Tenant shall not place any debris, rubbish, rag or other substance therein (including, without limitation, coffee grounds).

          5. Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system without Landlord's prior written consent. Tenant shall not construct, Landlord's prior written consent. Tenant shall not construct, maintain, use or operate any such loud speaker or sound system outside of its Premises or within such Premises so that the same can be heard from outside the Premises.

          6. Tenant shall not bring any bicycle, vehicle, animal, bird or pet of any kind into the Building, except seeing eye or hearing ear dogs for handicapped persons visiting the Premises.

     7. Except as specifically provided to the contrary in the Lease, Tenant shall not cook or permit any cooking on the Premises, except for microwave cooking and use of coffee machines by Tenant's employees for their own consumption. Tenant shall not install any microwave oven or coffee machine in the Premises without Landlord's prior written approval of such equipment and its location within the Premises. Tenant shall not cause or permit any unusual or objectionable odor to be produced upon or permeate from the Premises. Tenant may construct a kitchen facility in the Demised Premises in accordance with plans and specifications to be approved by Landlord. Landlord shall have no responsibility for cleaning or maintaining any such kitchen facility, and Tenant shall maintain same in accordance with the terms of the Lease and this Exhibit "C".

     8. Tenant shall not make any unseemly or disturbing noise or disturb or interfere with occupants of the Building.

     9. Tenant shall not place on any floor a load exceeding the floor load per square foot which such floor was designed to carry. Landlord shall have the right to prescribe the weight, position and manner of installation of safes and other heavy equipment and fixtures. Landlord shall have the right to repair at Tenant's expense any damage to the Premises or the Building caused by Tenant's moving property into or out of the Premises or due to the same being in or upon the Premises or to require Tenant to do the same. Tenant shall not receive into the Building or carry in the elevators any furniture, equipment or bulky item except as approved by Landlord, and any such furniture, equipment and bulky item shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. Tenant shall remove promptly from any sidewalk adjacent to the Building any furniture, furnishing, equipment or other material there delivered or deposited for Tenant.

     10. Landlord shall at all times have the right to retain and use keys to the Premises and to all locks or bolts to or within the Premises. Tenant shall not place additional locks or bolts of any kind on any of the doors or windows, and shall not make any change in any existing lock or locking mechanism therein, without Landlord's prior written approval. Tenant shall keep doors leading to a corridor or main hall closed during Business Hours except as such doors may be used for ingress or egress. Tenant shall, upon the termination of its tenancy, restore to Landlord all keys of the Premises, stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay the replacement cost thereof. Tenant's key system shall be consistent with that for the rest of the Building.

     11. Tenant shall not install or operate in the Premises any electrically operated equipment or machinery that operates on greater than 110 volt power without obtaining the prior written consent of Landlord. Landlord may condition such consent upon Tenant's payment of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or changes in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building, without obtaining Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. If any machine or equipment of Tenant causes noise or vibration that may be transmitted to such a degree as to be objectionable to Landlord or any tenant in the Building, then Landlord shall have the right to install at Tenant's expense vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord or to require Tenant to do the same.

     12. Landlord reserves the right to exclude from the Building at all times any person who does not properly identify himself to the Building management or watchman on duty. Landlord may require all persons admitted to or leaving the Building to register.

     13. Tenant shall not permit or encourage any loitering in or about the Premises and shall not use or permit the use of the Premises for lodging or sleeping.

     14. Tenant, before closing and leaving the Premises at any time, shall see that all windows are closed and all lights and equipment are turned off, including, without limitation, coffee machines.

     15. Tenant shall not request Landlord's employees to perform an work or do anything outside of such employees' regular duties without Landlord's prior written consent. Tenant's special requirements will be amended to only upon application to Landlord, and any such special requirements shall be billed to Tenant in accordance with the schedule of charges maintained by Landlord from time to time or as is agreed upon in writing in advance by Landlord and Tenant. Tenant shall not employ any of Landlord's employees for any purpose whatsoever without Landlord's prior written consent.

     16. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

     17. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant shall be responsible for any loss or damage resulting from any deliveries made by or for Tenant.

          18. Drapes (whether installed by Landlord or Tenant) which are visible, from the exterior of the Building, shall be cleaned by Tenant at least once a year, without notice from Landlord, at Tenant's own expense.

          19. Tenant shall not install or permit the installation of any wiring for any purpose on the exterior of the Premises.

          20. Tenant acknowledges that it is Landlord's intention that the Building be operated in a manner which is consistent with the highest standards of cleanliness, decency and morals in the community which it serves. Toward that end, Tenant shall not sell, distribute, display or offer for sale any item which, in Landlord's judgment, is inconsistent with the quality of operation of the Building or may tend to impose or-detract from the moral character or image of the Building. Tenant shall not use the Premises for any immoral or illegal purpose.

          21. Unless otherwise expressly provided in the Lease, Tenant shall not use, occupy or permit any portion of the Premises to be used or occupied for the storage, manufacture, or sale of liquor.

          22. Tenant shall purchase or contract for waxing, rug shampooing, Venetian blind washing, interior glass washing, furniture polishing, janitorial work, removal of any garbage from any dining or eating facility or for towel service in the Premises, only from contractors, companies or persons approved by Landlord.

          23. Tenant shall not remove, alter or replace the ceiling light diffusers in any portion the Premises without the prior written consent of Landlord.

          24. Tenant shah not purchase spring water, ice, coffee, soft drinks, towels, or other merchandise or services from any company or person whose repeated violation of Building regulations has caused, in Landlord's opinion, a hazard or nuisance to the Building and/or its occupants.

          25. Tenant shall not place or permit the placement of any vending or dispensing machines of any kind in or about the Premises without Landlord's prior written consent. Landlord hereby consents to the placement of five (5) vending machines in the area designated as the lunchroom of the Premises to be used by Tenant's employees.

          26. Landlord may, upon request of Tenant, waive Tenant's compliance with any of the rules, provided that (a) no waiver shall be effective unless signed by Landlord, (b) no waiver shall relieve Tenant from the obligation to comply with such rule in the future unless otherwise agreed in writing by Landlord, (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, and (d) no waiver shall relieve Tenant from any liability for any loss or damage resulting from Tenant's failure to comply with any rule.

          27. In any instance under these rules and regulations where Tenant is required to obtain Landlord's consent or approval, said consent or approval shall not be unreasonably withheld, conditioned or delayed.

          28. In the event of any inconsistencies between these rules and regulations and the terms and conditions of the Lease, the terms and conditions of the Lease shall govern and control.

                                  EXHIBIT "D"
                                  -----------

                            CLEANING SPECIFICATIONS

                  JANITORIAL SERVICES - MONDAY THROUGH FRIDAY

                               DAY HOURS - DAILY

Lavatories - Replenish paper stock and keep neat, sanitary, clean and orderly.

Water Coolers - Damp wipe with disinfectant and water.

General Office Area - Damp mop spots and spills as required.

Walls and Columns - Spot clean daily as required.

Torpedo Cans - Change liners twice a week and empty cans daily.

NIGHTLY JANITORIAL CLEANING

Clean sink and countertops in pantries.
Damp mop tile floors.
Empty waste paper baskets.
Clean laminated countertops in utility room.
Spot clean walls as required.
Clean water fountains.
Vacuum rugs and spot clean as required.
Wash and clean lavatories.

WEEKLY

Low dust all horizontal surfaces.

MONTHLY

Clean and buff vinyl tile floors.
High dust all horizontal surfaces.

QUARTERLY

Clean windows in Premises inside and out.


ANNUAL

Shampoo all carpets in Premises and common areas.

                                      D-2